Exhibit 99.2

For Immediate Release
October 31, 2017

The Carlyle Group Announces Third Quarter 2017 Financial Results

•
U.S. GAAP results included income before provision for income taxes of $166 million and net income attributable to The Carlyle Group L.P. of $45 million, or $0.43 per common unit on a diluted basis, for Q3 2017

•	$260 million of Distributable Earnings on a pre-tax basis for Q3 2017 and $0.75 per common unit on a post-tax basis in Q3 2017

•	Declared a quarterly distribution of $0.56 per common unit for Q3 2017

•	Economic Net Income of $203 million on a pre-tax basis and $0.56 per Adjusted Unit on a post-tax basis in Q3 2017, driven by 3% carry fund portfolio appreciation

•	Net accrued performance fees of $1.5 billion as of Q3 2017, up 28% over the last twelve months

•	$8.4 billion in realized proceeds in Q3 2017 and $26.5 billion realized over the last twelve months

•	$6.9 billion of invested capital in Q3 2017 and $20.8 billion invested over the last twelve months

•	$7.1 billion in gross capital raised in Q3 2017 and $22.1 billion raised over the last twelve months
Washington, DC – Global alternative asset manager The Carlyle Group L.P. (NASDAQ: CG) today reported its unaudited results for the third quarter ended September 30, 2017.

Carlyle Co-CEO David M. Rubenstein said, “Carlyle is performing well across all metrics enabling us to declare a third quarter common unitholder distribution of $0.56. We are pleased to have resolved and put behind us all of the major challenges that we have faced over the past few years. This is the right time to announce a change in leadership, and we believe the best days for Carlyle are ahead of us.”

Carlyle Co-CEO William E. Conway, Jr. said, “Our carry fund portfolio continued to generate solid returns, with appreciation of 3% in the quarter and up 19% over the past twelve months. Our global investment teams invested nearly $7 billion of capital during the third quarter, the highest quarterly level since our IPO, into a diverse mix of new assets and have deployed over $20 billion of capital during the past twelve months.”

U.S. GAAP results for Q3 2017 included income before provision for income taxes of $166 million, and net income attributable to the common unitholders through The Carlyle Group L.P. of $45 million, or net income per common unit of $0.43, on a diluted basis. U.S. GAAP results for the twelve months ended September 30, 2017 included income before

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provision for income taxes of $749 million and net income attributable to The Carlyle Group L.P. of $176 million. Total balance sheet assets were $12 billion as of September 30, 2017.

Notable Impacts on Q3 2017 Results
Carlyle's Q3 2017 results reflect the financial impacts from commodities related insurance recoveries, the disposal of Urbplan Desenvolvimento Urbano S.A. (“Urbplan”) and a litigation related reserve release:

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Commodities Related Insurance Recovery: Third quarter results included incremental net insurance recoveries related to commodities of $74 million, reducing the cumulative net losses related to this matter that were previously recognized in 2016 and in the first half of 2017. This amount is included in general, administrative and other expense in Global Market Strategies and completes our recovery of general liability insurance proceeds related to this matter, though we continue to pursue additional recoveries of commodity assets and proceeds from marine cargo insurance policies on behalf of affected fund investors. The full amount of the net recovery affected GAAP earnings, Economic Net Income, Fee Related Earnings and Distributable Earnings.

•
Disposal of Urbplan: During Q3 2017, Carlyle disposed of its ownership interest in Urbplan, the Brazilian residential subdivision and land development company that had been consolidated into Carlyle's results since 2013. With this transaction, Urbplan has been deconsolidated from Carlyle's financial results. As a result, we recognized a pre-tax loss of $65 million in Real Assets. The GAAP and ENI loss net of related tax benefits was $54 million and $26 million, respectively.  The smaller GAAP tax benefit reflects that The Carlyle Group L.P. owns 29% of Carlyle Holdings whereas ENI assumes that all of the Carlyle Holdings partnership units are converted into common units.

•
Carlyle Capital Corporation Litigation Reserve Release: Third quarter results included a $25 million reserve reversal related to the resolution of the Carlyle Capital Corporation (“CCC”) litigation. During the third quarter, Carlyle prevailed in the litigation before the Royal Court of Guernsey involving the 2008 insolvency of CCC. The Guernsey trial court decided that Carlyle and Directors of CCC acted reasonably and appropriately in the management and governance of CCC. A reserve had been initiated in 2015 related to this matter, and this reserve was reversed during Q3 2017. This resolution impacts each of our business segments in the line item for Reserve for Litigation and Contingencies, and affects GAAP earnings and Economic Net Income, but not Fee Related Earnings or Distributable Earnings, as the timing of future payment was uncertain at the time the reserve was initiated.

Distributions
The Board of Directors has declared a quarterly distribution of $0.56 per common unit to holders of record at the close of business on November 10, 2017, payable on November 16, 2017.

On September 13, 2017, Carlyle issued 16 million of 5.875% Series A Preferred Units at a price of $25.00 per unit for total gross proceeds of $400 million. Distributions on the Series A Preferred Units, when and if declared, will be payable quarterly on the 15th day of March, June, September and December of each year, beginning December 15, 2017.   Distributions on the Series A Preferred Units are discretionary and non-cumulative. The Board of Directors has declared a quarterly distribution of $0.375347 per Series A Preferred Unit to holders of record at the close of business on December 1, 2017, payable on December 15, 2017. The first distribution on the Series A Preferred Units is calculated based on the date of original issuance.
Distribution Policy
It is Carlyle’s intention to cause Carlyle Holdings to make quarterly distributions to its partners, including The Carlyle Group L.P.’s wholly owned subsidiaries, that will enable The Carlyle Group L.P. to pay a quarterly distribution of approximately 75% of Distributable Earnings Attributable to Common Unitholders for the quarter. Carlyle’s general partner may adjust the distribution for amounts determined to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and its funds or to comply with applicable law or any of its financing agreements, or to provide for future cash requirements such as tax-related payments, clawback obligations and distributions to unitholders for any ensuing quarter. The amount to be distributed could also be adjusted upward in any one quarter. The declaration and payment of any distributions is at the sole discretion of Carlyle’s general partner, which may change or eliminate the distribution policy at any time.

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Carlyle Consolidated GAAP Results

The Carlyle Group L.P.
Summary U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended					LTM
	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Sep 30, 2017
	(Dollars in millions, except per unit data)
Revenues
Fund management fees	$255.1	$259.0	$246.3	$238.8	$262.5	$1,006.6
Total performance fees	214.7	181.0	681.6	543.6	285.6	1,691.8
Total investment income	70.5	34.3	46.3	59.0	37.2	176.8
Revenue from consolidated entities	61.7	92.7	135.5	5.6	44.7	278.5
All other revenues	5.3	8.9	10.4	61.4	9.9	90.6
Total revenues	607.3	575.9	1,120.1	908.4	639.9	3,244.3

Expenses
Base compensation	154.3	176.6	146.0	151.0	174.1	647.7
Equity-based compensation	81.4	68.8	72.8	88.0	81.0	310.6
Total performance fee related compensation	110.9	76.2	317.1	257.1	137.6	788.0
General, administrative and other expenses	188.9	158.5	93.8	95.8	(18.7)	329.4
Expenses from consolidated entities and loss on deconsolidation of Urbplan	114.4	90.9	164.8	96.9	101.7	454.3
Interest and other nonoperating expenses	11.9	3.0	15.0	16.6	16.9	51.5
Total expenses	661.8	574.0	809.5	705.4	492.6	2,581.5

Net investment gains of consolidated funds	4.8	10.0	17.1	40.7	18.6	86.4
Income (loss) before provision for income taxes	(49.7)	11.9	327.7	243.7	165.9	749.2
Provision (benefit) for income taxes	1.0	(2.7)	5.8	13.2	(1.3)	15.0
Net income (loss)	(50.7)	14.6	321.9	230.5	167.2	734.2
Net income (loss) attributable to non-controlling interests in consolidated entities	(29.1)	70.8	3.3	16.5	27.6	118.2
Net income (loss) attributable to Carlyle Holdings	(21.6)	(56.2)	318.6	214.0	139.6	616.0
Net income (loss) attributable to non-controlling interests in Carlyle Holdings	(22.4)	(47.3)	235.6	156.4	95.0	439.7
Net income (loss) attributable to The Carlyle Group L.P.	$0.8	$(8.9)	$83.0	$57.6	$44.6	$176.3

Net income (loss) attributable to The Carlyle Group L.P. per common unit
Basic	$0.01	$(0.11)	$0.97	$0.65	$0.47
Diluted	$(0.02)	$(0.16)	$0.90	$0.59	$0.43

Income (loss) before provision for income taxes(1) was $166 million for Q3 2017, compared to $(50) million for Q3 2016. The increase in income before provision for income taxes in Q3 2017 compared to Q3 2016 was primarily due to a $208 million decrease in general, administrative and other expenses and a $44 million increase in net performance fees, partially offset by lower investment income of $33 million. The variance in general, administrative and other expenses from Q3 2016 primarily reflects the $100 million commodities charge in Q3 2016 as compared to the $74 million net insurance recovery in Q3 2017 and the $25 million reversal of the CCC litigation reserve in Q3 2017.

Net income (loss) attributable to The Carlyle Group L.P. was $45 million, or $0.43 per common unit on a diluted basis for Q3 2017, compared to $1 million, or $(0.02) per common unit on a diluted basis for Q3 2016.

(1) Income (loss) before provision for income taxes is the GAAP measure that is most directly comparable to Economic Net Income (ENI) and Distributable Earnings, which management uses to measure the performance of the business.  In most periods, income (loss) before provision for income taxes will be lower than ENI principally due to excluding from ENI equity compensation from awards issued in conjunction with the initial public offering, acquisitions and strategic investments, as well as other acquisition-related charges, including amortization of intangibles and impairment.  In periods of positive earnings, net income (loss) attributable to The Carlyle Group L.P. typically will be lower than ENI as net income (loss) attributable to The Carlyle Group L.P. only includes the portion of earnings (approximately 29% before taxes as of September 30, 2017) that is attributable to the public unitholders whereas the calculation of ENI reflects the adjusted earnings attributable to all unitholders.  A full reconciliation is included on page 34. See "Non-GAAP Financial Information and Other Key Terms" for additional information.

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Non-GAAP Operating Results

Carlyle Group Summary ($ in millions, except unit and per unit amounts)

						LTM	% Change
$ in millions, except per unit data and where noted
	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 16 - Q3 17	QoQ	YoY	LTM

Economic Net Income	$53.5	$5.6	$400.1	$300.1	$202.7	$908.5	(32)%	279%	144%

Fee-Related Earnings	30.8	(145.2)	25.5	6.2	96.4	(17.1)	1,455%	213%	NM

Net Performance Fees	142.3	60.7	394.1	299.4	147.0	901.2	(51)%	3%	104%

Realized Net Performance Fees	186.3	135.6	35.3	182.1	216.9	569.9	19%	16%	(3)%

Distributable Earnings	228.2	7.4	55.4	198.9	259.9	521.6	31%	14%	(34)%

Economic Net Income, Tax and Per Unit Information

Economic Net Income (pre-tax)	$53.5	$5.6	$400.1	$300.1	$202.7

Less (Add): Provision (Benefit) for income taxes (1)	(16.2)	(0.8)	35.5	25.3	10.4

Economic Net Income, After Taxes	$69.7	$6.4	$364.6	$274.8	$192.3

Adjusted Units (in millions)	330.2	330.2	333.7	337.5	342.8	(2)

Economic Net Income, After Taxes per Adjusted Unit	$0.21	$0.02	$1.09	$0.81	$0.56

Distributable Earnings, Tax and Per Unit Information

Distributable Earnings	$228.2	$7.4	$55.4	$198.9	$259.9

Less: Estimated foreign, state, and local taxes (3)	5.6	5.4	6.8	5.6	5.4

Distributable Earnings, After Taxes	$222.6	$2.0	$48.6	$193.3	$254.5

Allocating Distributable Earnings for only public unitholders of The Carlyle Group L.P.

Distributable Earnings to The Carlyle Group L.P.	$57.8	$0.5	$13.0	$55.6	$74.7

Less: Estimated current corporate income taxes (4)	1.4	1.2	1.5	1.8	1.4

Distributable Earnings to The Carlyle Group L.P. net of corporate income taxes	$56.4	$(0.7)	$11.5	$53.8	$73.3

Units in public float (in millions)	85.0	85.7	88.1	96.2	98.3	(5)

Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding	$0.66	$0.00	$0.13	$0.56	$0.75

Distribution per common unit	$0.50	$0.16	$0.10	$0.42	$0.56

Note: Totals may not sum due to rounding.

(1) Represents the implied provision for income taxes that was calculated using a similar methodology as that used in calculating the provision for income taxes for The Carlyle Group L.P., without any reduction for non-controlling interests.
(2) For information regarding our calculation of Adjusted Units as of September 30, 2017, please see page 35.
(3) Represents the implied provision for current income taxes that was calculated using a similar methodology as that used in calculating the provision for current income taxes for The Carlyle Group L.P., without any reduction for non-controlling interests.
(4) Represents current corporate income taxes payable on Distributable Earnings allocated to Carlyle Holdings I GP Inc. and estimated current Tax Receivable Agreement payments owed.
(5) Includes 498,592 common units that were issued in October and November 2017 in connection with the vesting of deferred restricted common units. For purposes of this calculation, these common units have been added to the common units outstanding as of September 30, 2017 because they will participate in the unitholder distribution that will be paid on the common units in November 2017.

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Carry Fund Appreciation and Net Accrued Performance Fees
Carlyle's carry fund portfolio appreciated 3% during Q3 2017 and 19% over the past twelve months. Carlyle's private carry fund portfolio appreciated 3% and the public carry fund portfolio appreciated 2% during Q3 2017, excluding Investment Solutions. Carry fund valuations for Q3 2017 were primarily impacted by strength in our latest vintage U.S. Buyout (CP VI), Europe Buyout (CEP IV) and Europe Technology (CETP III) funds, as well as the prior generation U.S. Buyout fund (CP V) and several U.S. Real Estate funds, among others. The net accrued performance fee balance declined 4% during the quarter to $1.5 billion, and increased 29% over the LTM.

						LTM	Net Accrued Performance Fees
Fund Valuations ($ in millions)	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2016 - Q3 2017	Q3 2017
Overall Carry Fund Appreciation/(Depreciation) (1)	3%	5%	6%	5%	3%	19%

Corporate Private Equity (2)	3%	4%	9%	8%	4%	27%	$967
Buyout	3%	4%	9%	9%	3%	27%	$929
Growth Capital	0%	3%	7%	4%	6%	22%	$38

Real Assets (2)	4%	4%	5%	6%	2%	18%	$423
Real Estate	0%	3%	5%	6%	3%	19%	$304
Natural Resources (3)	12%	0%	7%	6%	5%	20%	$135
Legacy Energy	1%	9%	3%	4%	(3)%	14%	$(16)

Global Market Strategies Carry Funds (2)	0%	2%	7%	0%	0%	11%	$44

Investment Solutions Carry Funds (2)	2%	7%	3%	1%	3%	14%	$63

Net Accrued Performance Fees							$1,497

Note: The sum of quarters may not equal LTM.
(1) Appreciation/(Depreciation) represents unrealized gain/(loss) for the period on a total return basis before fees and expenses. The percentage of return is calculated as: ending remaining investment fair market value plus net investment outflow (sales proceeds minus net purchases) minus beginning remaining investment fair market value divided by beginning remaining investment fair market value. Fund only, does not include co-investment.
(2) We generally earn performance fees (or carried interest) from our carry funds representing a 20% allocation of profits generated on third-party capital, and on which the general partner receives a special residual allocation of income from limited partners, which we refer to as carried interest, in the event that specified investment returns are achieved by the fund. Disclosures referring to carry funds also include the impact of certain commitments that do not earn carried interest, but are either part of, or associated with our carry funds. The rate of carried interest, as well as the share of carried interest allocated to Carlyle, may vary across the carry fund platform. See "Non-GAAP Financial Information and Other Key Terms" for more information.
(3) Natural Resources is comprised of NGP, infrastructure, power and international energy funds.
(4) Other primarily reflects the impact of foreign exchange.

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Carlyle All Segment Results

Net Funds Raised				Invested Capital				Realized Proceeds				Fund Appreciation
Q3	$7.1 billion			Q3	$6.9 billion			Q3	$8.4 billion			Q3	3%
YTD:	$18.5 bn	LTM:	$21.2 bn	YTD:	$14.8 bn	LTM:	$20.8 bn	YTD:	$18.0 bn	LTM:	$26.5 bn	YTD:	14%	LTM:	19%

$ in millions, unless noted		Q3 2016	Q3 2017	Prior LTM	LTM	Commentary

	Fee-Related Earnings (FRE)	$31	$96	$170	$(17)
Q3 2017 FRE was positively impacted by the $74 million net insurance recovery related to our commodities business. Excluding the recovery, FRE would have been $22 million in Q3 2017. Management fees increased due to a higher average fee rate despite lower Fee-Earning AUM, but were offset by higher compensation expense.

Net Realized Performance Fees in Q3 2017 were primarily driven by the final gains on the sale of Pharmaceutical Product Development (CP V), Natures Bounty (CP V, CEP III), BTI Studios (CETP II) and realizations in our U.S. Real Estate carry funds.

Realized Investment Loss in Q3 2017 was driven by the $65 million charge related to the disposal of Urbplan, partially offset by gains in Corporate Private Equity and U.S. Structured Credit investments.

+	Net Realized Performance Fees	186	217	590	570

+	Realized Investment Income/(Loss)	11	(53)	30	(31)

=	Distributable Earnings (DE)	$228	$260	$789	$522

	Fee-Related Earnings (FRE)	$31	$96	$170	$(17)
Net Performance Fees were driven by appreciation of 3% in our carry funds in Q3 2017 and 19% LTM. Corporate Private Equity carry funds appreciated 4% in the quarter, and have appreciated 27% over the LTM. The In-Carry ratio for CPE, Real Assets and GMS carry funds increased to 68% in Q3 2017 from 63% last quarter and 56% in Q3 2016.

Q3 2017 Investment Loss owed primarily to the charge for Urbplan, partially offset by gains on investments in U.S. Buyout, Real Estate and energy investments. Net of the tax benefit, the ENI loss related to Urbplan in Q3 2017 was $26 million.

Equity-based Compensation declined relative to Q3 2016.

+	Net Performance Fees	142	147	442	901

+	Investment Income/(Loss)	13	(35)	37	21

–	Equity-based Compensation	33	30	126	122

–	Other[1]	100	(25)	150	(125)

=	Economic Net Income	$54	$203	$373	$909

	Fee-Earning Assets Under Management ($ bn)	$123.8	$121.8
Fee-Earning AUM declined relative to Q3 2016 primarily due to $5 billion of divestments/outflows in our former hedge fund platform. Fundraising of $7.1 billion during Q3 2017 included follow-on closings in our new opportunistic U.S. Real Estate fund, AlpInvest Co-investment program and global infrastructure fund, as well as over $1.1 billion in new CLOs, among others. As of the end of Q3 2017, pending Fee-Earning AUM, which represents funds raised but not yet earning fees,was $5 billion, compared to $9 billion at the end of Q2 2017 as we initiated fees on several new funds in the quarter that had previously been pending.

Note: LTM, or last twelve months, refers to the period Q4 2016 through Q3 2017. Prior LTM, or the prior rolling 12-month period, refers to the period Q4 2015 through Q3 2016.
(1) Includes a $100 million reserve for ongoing litigation and contingencies taken in Q3 2016, which was allocated to the segments in the following manner: Corporate Private Equity ($50 million), Real Assets ($21 million), Global Market Strategies ($19 million) and Investment Solutions ($10 million) and includes a $50 million reserve for ongoing litigation and contingencies taken in Q4 2015, which was allocated to the segments in the following manner: Corporate Private Equity ($27 million), Real Assets ($9 million), Global Market Strategies ($9 million) and Investment Solutions ($5 million). Additionally, Includes a $(25) million reduction to the reserve for ongoing litigation and contingencies taken in Q3 2017, which was allocated to the segments in the following manner: Corporate Private Equity ($(13) million), Real Assets ($(6) million), Global Market Strategies ($(4) million) and Investment Solutions ($(2) million).

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Corporate Private Equity (CPE)

Net Funds Raised				Invested Capital				Realized Proceeds				Fund Appreciation
Q3	$0.9 billion			Q3	$3.6 billion			Q3	$4.0 billion			Q3	4%
YTD:	$1.4 bn	LTM:	$1.4 bn	YTD:	$7.5 bn	LTM:	$10.1 bn	YTD:	$7.7 bn	LTM:	$11.4 bn	YTD:	23%	LTM:	27%

$ in millions, unless noted		Q3 2016	Q3 2017	Prior LTM	LTM	Commentary

	Fee-Related Earnings (FRE)	$17	$3	$89	$45
Compared to Q3 2016, the decline in FRE was driven by higher compensation expenses. The LTM decline in FRE was primarily driven by lower management fees related to lower average Fee-Earning AUM. Fundraising costs in Q4 2017 are likely to increase significantly as several large CPE funds are expected to have first closes in the quarter.

CPE Net Realized Performance Fees in Q3 2017 were primarily driven by exits in Carlyle Partners V, Carlyle Europe Partners III and Carlyle Europe Technology Partners II.

Realized Investment Income was driven by gains on investments in our Europe Buyout, U.S. Growth and Financial Services funds.

+	Net Realized Performance Fees	168	198	492	532

+	Realized Investment Income	24	7	48	29

=	Distributable Earnings (DE)	$209	$207	$629	$607

	Fee-Related Earnings (FRE)	$17	$3	$89	$45
Net Performance Fees were driven by carry fund appreciation in CPE of 4% in the quarter and 27% over the LTM.

During the quarter, Carlyle Partners VI appreciated 4%, Carlyle Europe Partners IV appreciated 8%, and Carlyle Europe Technology Partners III appreciated 29%. Several of these funds are in accrued carry and positively impacted Net Performance Fees and Accrued Performance Fees for the quarter.

+	Net Performance Fees	101	81	241	617

+	Investment Income	15	11	35	54

–	Equity-based Compensation	20	15	72	61

–	Other[1]	50	(13)	77	(62)

=	Economic Net Income	$63	$92	$216	$718

	Fee-Earning Assets Under Management ($ bn)	$37.8	$35.6
Fee-Earning AUM declined relative to Q3 2016 primarily due to a strong level of realizations and modest levels of fundraising. Fundraising during Q3 2017 included a follow on closing in our third Financial Services fund and several coinvestments.

(1) For a description of the "Other" amount, please see page 6.

Corporate Private Equity	Quarter					LTM	% Change
$ in millions, except per unit data and where noted
	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 16 - Q3 17	QoQ	YoY	LTM

Economic Net Income	63	71	313	242	92	718	(62)%	46%	233%

Fee-Related Earnings	17	19	10	13	3	45	(78)%	(83)%	(49)%

Net Performance Fees	101	0	313	224	81	617	(64)%	(20)%	157%

Realized Net Performance Fees	168	159	25	151	198	532	31%	18%	8%

Distributable Earnings	209	191	35	173	207	607	20%	(1)%	(4)%

Total Assets Under Management ($ in billions)	54.6	50.9	53.0	54.3	55.7		3%	2%	2%

Fee-Earning Assets Under Management ($ in billions)	37.8	36.3	36.9	36.2	35.6		(2)%	(6)%	(6)%

Note: Totals may not sum due to rounding.

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Real Assets

Net Funds Raised				Invested Capital				Realized Proceeds				Fund Appreciation
Q3	$2.4 billion			Q3	$1.3 billion			Q3	$1.7 billion			Q3	2%
YTD:	$7.0 bn	LTM:	$7.3 bn	YTD:	$2.8 bn	LTM:	$5.0 bn	YTD:	$3.2 bn	LTM:	$5.2 bn	YTD:	14%	LTM:	18%

Note: Invested capital, realized proceeds, and fund appreciation are for carry funds only.

$ in millions, unless noted		Q3 2016	Q3 2017	Prior LTM	LTM	Commentary

	Fee-Related Earnings (FRE)	$14	$13	$67	$16
Compared to Q3 2016, FRE declined modestly as a $12 million increase in management fees was offset by higher expenses, including a $5 million increase in fundraising costs. During Q3 2017, management fees were initiated on capital raised for the latest vintage U.S. Real Estate and NGP carry funds. The LTM decline in FRE was primarily driven by a decline in catch up management fees, as well as an $18 million increase in fundraising costs.

Net Realized Performance Fees in Q3 2017 were primarily driven by U.S. Real Estate.

Realized Investment Loss was driven by the $65 million charge related to Urbplan.

+	Net Realized Performance Fees	11	11	73	11

+	Realized Investment Loss	(14)	(65)	(20)	(72)

=	Distributable Earnings (DE)	$10	$(41)	$120	$(45)

	Fee-Related Earnings (FRE)	$14	$13	$67	$16
Net Performance Fees were driven by fund appreciation in Real Assets of 2% in the quarter and 18% over the LTM.

Real Estate funds appreciated 3% in the quarter and 19% LTM. Natural Resources funds appreciated 5% in the quarter and 20% LTM. Partially offsetting Real Estate and Natural Resources appreciation, Legacy Energy carry funds declined 2% in the quarter, though this decline had minimal impact on net performance fees due to lower carry ownership in those funds.

Investment Loss in Q3 2017 was primarily attributable to the charge related to Urbplan, partially offset by unrealized gains on investments in U.S. and Europe Real Estate funds, NGP funds and other investments.

+	Net Performance Fees	28	50	182	232

+	Investment Loss	(10)	(52)	(9)	(52)

–	Equity-based Compensation	7	9	26	33

–	Other[1]	22	(6)	31	(27)

=	Economic Net Income	$4	$8	$183	$190

	Fee-Earning Assets Under Management ($ bn)	$28.9	$29.8
Fee-Earning AUM increased modestly relative to Q3 2016 due to inflows and the fee initiation on our latest vintage U.S. Real Estate fund and NGP fund, both of which initiated fees in Q3 2017 and remain in the process of raising additional capital. In Q3 2017, the twelfth NGP fund held a first close and we held follow on closes in our U.S. Real Estate and infrastructure funds. Pending Fee-Earning AUM declined to $1 billion from $4 billion last quarter.

(1) For a description of the "Other" amount, please see page 6.

Real Assets	Quarter					LTM	% Change
$ in millions, except per unit data and where noted
	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 16 - Q3 17	QoQ	YoY	LTM

Economic Net Income	4	73	59	51	8	190	(85)%	105%	4%

Fee-Related Earnings	14	9	5	(11)	13	16	216%	(10)%	(76)%

Net Performance Fees	28	52	66	64	50	232	(21)%	79%	28%

Realized Net Performance Fees	11	(30)	7	22	11	11	(50)%	7%	(85)%

Distributable Earnings	10	(20)	4	12	(41)	(45)	NM	NM	NM

Total Assets Under Management ($ in billions)	35.7	34.3	35.6	38.9	39.8		2%	11%	11%

Fee-Earning Assets Under Management ($ in billions)	28.9	27.5	27.2	26.2	29.8		14%	3%	3%

Note: Totals may not sum due to rounding.

Page | 8

Global Market Strategies (GMS)

Net Funds Raised				Invested Capital				Realized Proceeds				Fund Appreciation
Q3	$1.8 billion			Q3	$0.7 billion			Q3	$0.2 billion			Q3	0%
YTD:	$4.9 bn	LTM:	$6.2 bn	YTD:	$1.2 bn	LTM:	$1.6 bn	YTD:	$0.4 bn	LTM:	$0.4 bn	YTD:	9%	LTM:	11%

Note: Invested capital, realized proceeds, and fund appreciation are for carry funds only.

$ in millions, unless noted		Q3 2016	Q3 2017	Prior LTM	LTM	Commentary

	Fee-Related Earnings (FRE)	$(5)	$75	$(2)	$(101)
Compared to Q3 2016, FRE increased primarily due to the $74 million net insurance recovery related to commodities, as well as to higher management fees partially offset by modestly higher compensation. The LTM decline in FRE compared to the prior LTM was primarily driven by the negative impact of commodities related charges, as well as modestly lower management fees attributable to lower Fee-Earning AUM, partially offset by lower compensation expense.

Net Realized Performance Fees in Q3 2017 were driven by Distressed Credit, U.S. Structured Credit and our Business Development Company.

+	Net Realized Performance Fees	8	8	22	25

+	Realized Investment Income	1	5	2	11

=	Distributable Earnings (DE)	$4	$88	$22	$(64)

	Fee-Related Earnings (FRE)	$(5)	$75	$(2)	$(101)
Net Performance Fees were primarily driven by gains in Structured Credit, the Business Development Company and Distressed Credit. Appreciation in GMS carry funds was flat this quarter and have appreciated 11% over the LTM.

During Q3 2017, our latest vintage Distressed Credit fund (CSP IV) appreciated 5%, our second energy mezzanine fund (CEMOF II) appreciated 9%, while our first energy mezzanine fund (CEMOF I) depreciated 7%.

Investment Income was positively impacted by investments in GMS carry funds.

+	Net Performance Fees	10	10	10	32

+	Investment Income	8	5	12	16

–	Equity-based Compensation	4	5	18	21

–	Other[1]	19	(4)	28	(23)

=	Economic Net Income	$(11)	$88	$(26)	$(51)

	Fee-Earning Assets Under Management ($ bn)	$29.0	$26.0
Fee-Earning AUM declined relative to Q3 2016 primarily due to $5 billion in outflows/wind down of prior hedge fund interests, partially offset by fundraising for new funds and the impact of foreign exchange. During Q3 2017, we held a first close on our second Business Development Company, and follow on closes in our opportunistic credit fund and structured credit fund. We priced two CLOs in the quarter, one in the U.S. and one in Europe.

(1) For a description of the "Other" amount, please see page 6.

Global Market Strategies	Quarter					LTM	% Change
$ in millions, except per unit data and where noted
	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 16 - Q3 17	QoQ	YoY	LTM

Economic Net Income (Loss)	(11)	(155)	15	1	88	(51)	NM	NM	NM

Fee-Related Earnings	(5)	(177)	3	(2)	75	(101)	NM	NM	NM

Net Performance Fees	10	4	11	8	10	32	17%	0%	217%

Realized Net Performance Fees	8	6	3	9	8	25	(14)%	0%	17%

Distributable Earnings	4	(169)	8	9	88	(64)	883%	2,265%	NM

Total Assets Under Management ($ in billions)	34.1	29.4	29.4	30.9	31.9		3%	(7)%	(7)%

Fee-Earning Assets Under Management ($ in billions)	29.0	24.1	24.4	25.2	26.0		3%	(10)%	(10)%

Note: Totals may not sum due to rounding.

Page | 9

Investment Solutions

Net Funds Raised				Invested Capital				Realized Proceeds				Fund Appreciation
Q3	$2.1 billion			Q3	$1.3 billion			Q3	$2.5 billion			Q3	3%
YTD:	$5.2 bn	LTM:	$6.3 bn	YTD:	$3.2 bn	LTM:	$4.2 bn	YTD:	$6.7 bn	LTM:	$9.5 bn	YTD:	6%	LTM:	14%

Note: Invested capital, realized proceeds, and fund appreciation are for carry funds only.

$ in millions, unless noted		Q3 2016	Q3 2017	Prior LTM	LTM	Commentary

	Fee-Related Earnings (FRE)	$5	$6	$16	$22
Compared to Q3 2016, FRE increased modestly as higher management fees were partially offset by higher expenses for compensation and fundraising. The management fee increase was primarily the result of a higher average management fee rate on assets as newer AlpInvest funds and vehicles have a higher average fee rate relative to older AlpInvest products.

Compared to the prior LTM, the FRE increase was the result of an increase in management fees, driven by higher average Fee-Earning AUM, partially offset by higher cash compensation and fundraising costs. LTM fundraising costs increased $7 million compared to the prior LTM.

+	Net Realized Performance Fees	1	—	3	2

+	Realized Investment Income	—	—	—	—

=	Distributable Earnings (DE)	$6	$6	$19	$25

	Fee-Related Earnings (FRE)	$5	$6	$16	$22
Net Performance Fees were driven by fund appreciation in Investment Solutions of 3% in the quarter and 14% for the LTM.

Q3 2017 appreciation was negatively impacted by the strength in the Euro relative to the U.S. dollar. Excluding the impact of investment-level foreign exchange translation, Investment Solutions funds appreciated 5% during the quarter and 17% for the LTM.

+	Net Performance Fees	3	7	10	20

+	Investment Income/(Loss)	—	2	(1)	4

–	Equity-based Compensation	2	2	10	8

–	Other[1]	10	(3)	15	(12)

=	Economic Net Income	$(3)	$15	$—	$51

	Fee-Earning Assets Under Management ($ bn)	$28.1	$30.3
Fee-Earning AUM increased relative to Q3 2016 as inflows offset the effect of realizations and outflows, and foreign exchange and market appreciation positively impacted Fee-Earning AUM. Funds raised in Q3 2017 included capital for several Metropolitan Real Estate funds and vehicles and AlpInvest's latest Co-Investment, Secondaries and Funds programs.

(1) For a description of the "Other" amount, please see page 6.

Investment Solutions	Quarter					LTM	% Change
$ in millions, except per unit data and where noted
	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 16 - Q3 17	QoQ	YoY	LTM

Economic Net Income (Loss)	(3)	17	12	7	15	51	107%	680%	NM

Fee-Related Earnings	5	3	8	5	6	22	13%	16%	44%

Net Performance Fees	3	5	5	4	7	20	81%	91%	99%

Realized Net Performance Fees	1	1	1	0	0	2	0%	(40)%	(33)%

Distributable Earnings	6	4	9	5	6	25	15%	11%	32%

Total Assets Under Management ($ in billions)	44.7	43.1	44.0	45.7	47.0		3%	5%	5%

Fee-Earning Assets Under Management ($ in billions)	28.1	27.1	26.4	28.5	30.3		6%	8%	8%

Note: Totals may not sum due to rounding.

Page | 10

Fund Activity Metrics ($ billions)

By Quarter	By Sub-segment

Net Fundraising

Invested Capital

Realized Proceeds

Note: Totals may not sum due to rounding.
(1) Net of redemptions.

Page | 11

Total Assets Under Management

$ in billions, unless noted			vs. Last Quarter		vs. One Year Ago
		Q3 2017	Q2 2017%		Q3 2016%		Commentary

Total Assets Under Management	CPE	55.7	54.3	3%	54.6	2%	Total AUM of $174 billion increased 3% from Q2 2017 due to capital raised across all segments, notably in Real Assets, GMS and Investment Solutions. Total AUM increased 3% from Q3 2016.
	RA	39.8	38.9	2%	35.7	11%
	GMS	31.9	30.9	3%	34.1	(7)%
	IS	47.0	45.7	3%	44.7	5%
	Total	174.4	169.8	3%	169.1	3%

Remaining Fair Value and Available Capital

$180
$120
$60
$0
$67.8
$30.4
$21.5
$1.6
$121.2
$53.2
$174.4
IS
$47.0
GMS
$31.9
RA
$39.8
CPE
$55.7
CPE/RA/GMS Carry Funds
Inv. Sols Carry Funds
Credit [2] (Non-Carry Fund)
Other [3]
Total Remaining Fair Value
Available Capital
Total AUM

Available Capital: $53 billion
CPE $13.2
RA $15.9
GMS $7.4
IS $16.7

$68 billion
Buyout 57%
Growth Capital 6%
Real Estate 13%
Natural Resources 12%
Legacy Energy 7%
GMS Carry Funds 4%

Aged 4+ Years [4]
22%

Publicly Traded
14%

In-Carry Ratio [5]
68%

Remaining Fair Value: Investment Solutions Carry Funds

$30 billion
MRE 4%
AlpInvest - Co-Investments 16%
AlpInvest - Primary 59%
AlpInvest - Mezzanine 3%
AlpInvest - Secondary 18%

Note: Data as of September 30, 2017. Totals may not sum due to rounding. (1) Comprised of foreign exchange impact, changes in CLO collateral balances, net subscriptions/(redemptions) in the hedge fund platform and the impact of capital calls for fees and expenses. (2) Comprised of Structured Credit ($19.4 billion) and BDC ($2.1 billion). (3) Includes NGP Management Fee funds. (4) Reflects percentage of remaining fair value attributable to investments originated in 2012 or prior. (5) Reflects percentage of remaining fair value attributable to funds or vehicles in an accrued carry position as of September 30, 2017.

Page | 12

Fee-Earning Assets Under Management

$ in billions, unless noted			vs. Last Quarter		vs. One Year Ago
		Q3 2017	Q2 2017%		Q3 2016%		Commentary

Fee-Earning Assets Under Management	CPE	35.6	36.2	(2)%	37.8	(6)%
Fee-Earning AUM increased 5% relative to Q2 2017, as capital inflows and a positive foreign exchange impact offset step downs and realizations. As of quarter end, there was $5 billion in pending Fee-Earning AUM which represents funds raised but not yet earnings fees. Fee-Earning AUM declined 2% relative to Q3 2016 driven by realizations and the elimination of $5 billion in hedge fund related Fee-Earning AUM.

	RA	29.8	26.2	14%	28.9	3%
	GMS	26.0	25.2	3%	29.0	(10)%
	IS	30.3	28.5	6%	28.1	8%
	Total	121.8	116.1	5%	123.8	(2)%

Note: As of September 30, 2017.

Balance Sheet Highlights
The amounts presented below exclude the effect of U.S. GAAP consolidation eliminations on investments and accrued performance fees, as well as cash and debt associated with Carlyle’s consolidated funds. All data is as of September 30, 2017.

•	Cash and Cash Equivalents and Corporate Treasury Investments(1) of $1.5 billion.

•	On-balance sheet investments attributable to unitholders of $836 million(2), excluding the equity investment by Carlyle in NGP Energy Capital Management.

•
Net accrued performance fees attributable to unitholders of $1.5 billion. These performance fees are comprised of $3.5 billion of gross accrued performance fees, less $0.1 billion in accrued giveback obligation and $1.9 billion in accrued performance fee compensation and non-controlling interest.

•	Debt obligations, consisting of loans, senior notes, and promissory notes totaling $1.5 billion.

•	On September 13, 2017, Carlyle issued 16 million of its 5.875% Series A Preferred Units at $25.00 per unit for total gross proceeds of $400 million.

(1) Corporate Treasury Investments represent investments in U.S. Treasury and government agency obligations, commercial paper, certificates of deposit, other investment grade securities and other investments with original maturities of greater than three months when purchased.
(2) Included in our on-balance sheet investments is approximately $230 million of loans used to finance our investments in CLOs .

Page | 13

Conference Call
Carlyle will host a conference call at 8:30 a.m. EDT on Tuesday, October 31, 2017, to announce its third quarter 2017 financial results. The call may be accessed by dialing +1 (800) 850-2903 (U.S.) or +1 (253) 237-1169 (international) and referencing “The Carlyle Group Financial Results Call.” The conference call will be webcast simultaneously via a link on Carlyle’s investor relations website at ir.carlyle.com and an archived replay of the webcast also will be available on the website soon after the live call.
About The Carlyle Group
The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with $174 billion of assets under management across 306 investment vehicles as of September 30, 2017. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Market Strategies and Investment Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, real estate, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,550 people in 31 offices across six continents.
Web: www.carlyle.com
Videos: www.youtube.com/onecarlyle
Tweets: www.twitter.com/onecarlyle
Podcasts: www.carlyle.com/about-carlyle/market-commentary
Contacts:
Public Market Investor Relations    Media
Daniel Harris    Elizabeth Gill
Phone: +1 (212) 813-4527    Phone: +1 (202) 729-5385
daniel.harris@carlyle.com    elizabeth.gill@carlyle.com

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, our distribution policy, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 16, 2017, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.
This release does not constitute an offer for any Carlyle fund.

Page | 14

The Carlyle Group L.P.
GAAP Statement of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	Sep 30, 2016	Sep 30, 2017	Sep 30, 2016	Sep 30, 2017
	(Dollars in millions, except unit and per unit data)
Revenues
Fund management fees	$255.1	$262.5	$817.1	$747.6
Performance fees
Realized	383.4	411.8	905.1	852.7
Unrealized	(168.7)	(126.2)	(334.3)	658.1
Total performance fees	214.7	285.6	570.8	1,510.8
Investment income
Realized	40.7	15.5	92.2	42.0
Unrealized	29.8	21.7	34.0	100.5
Total investment income	70.5	37.2	126.2	142.5
Interest and other income	5.3	9.9	15.0	25.9
Interest and other income of Consolidated Funds	43.0	44.7	107.8	132.6
Revenue of a real estate VIE	18.7	—	61.5	109.0
Total revenues	607.3	639.9	1,698.4	2,668.4

Expenses
Compensation and benefits
Base compensation	154.3	174.1	470.5	471.1
Equity-based compensation	81.4	81.0	265.8	241.8
Performance fee related
Realized	189.0	189.4	423.0	401.9
Unrealized	(78.1)	(51.8)	(146.1)	309.9
Total compensation and benefits	346.6	392.7	1,013.2	1,424.7
General, administrative and other expenses	188.9	(18.7)	362.6	170.9
Interest	15.6	16.9	46.3	48.4
Interest and other expenses of Consolidated Funds	32.3	37.2	87.3	160.9
Interest and other expenses of a real estate VIE and loss on deconsolidation	82.1	64.5	157.9	202.5
Other non-operating (income) expense	(3.7)	—	0.8	0.1
Total expenses	661.8	492.6	1,668.1	2,007.5

Other income (loss)
Net investment gains (losses) of Consolidated Funds	4.8	18.6	3.1	76.4

Income (loss) before provision for income taxes	(49.7)	165.9	33.4	737.3
Provision for income taxes	1.0	(1.3)	32.7	17.7
Net income (loss)	(50.7)	167.2	0.7	719.6
Net income (loss) attributable to non-controlling interests in consolidated entities	(29.1)	27.6	(29.8)	47.4
Net income (loss) attributable to Carlyle Holdings	(21.6)	139.6	30.5	672.2
Net income (loss) attributable to non-controlling interests in Carlyle Holdings	(22.4)	95.0	15.2	487.0
Net income attributable to The Carlyle Group L.P.	$0.8	$44.6	$15.3	$185.2

Net income (loss) attributable to The Carlyle Group L.P. per common unit
Basic	$0.01	$0.47	$0.19	$2.06
Diluted (1)	$(0.02)	$0.43	$0.08	$1.90

Weighted-average common units
Basic	83,602,503	95,198,102	82,062,633	89,815,112
Diluted	312,534,968	334,392,424	306,981,103	97,538,190

(1) Included in net income attributable to The Carlyle Group L.P. on a fully diluted basis is incremental net income from the assumed exchange of Carlyle Holdings partnership units of $(5.7) million and $97.8 million for the three months ended September 30, 2016 and 2017, respectively, and $8.1 million for the nine months ended September 30, 2016.

Page | 15

Total Segment Information (Unaudited)
The following table sets forth information in the format used by management when making resource deployment decisions and in assessing the performance of our segments. The information below is the aggregate results of our four segments.

	Three Months Ended			Twelve Months Ended
Total Segment Revenues	Sep 30, 2016	Jun 30, 2017	Sep 30, 2017	Sep 30, 2016	Sep 30, 2017
	(Dollars in millions)
Fund level fee revenues
Fund management fees	$260.4	$257.2	$278.4	$1,098.6	$1,057.0
Portfolio advisory fees, net	3.8	4.9	4.1	15.9	16.8
Transaction fees, net	1.4	1.2	6.1	30.0	21.9
Total fee revenues	265.6	263.3	288.6	1,144.5	1,095.7
Performance fees
Realized	380.9	352.7	411.0	1,102.2	1,143.3
Unrealized	(125.9)	206.6	(125.6)	(291.7)	554.5
Total performance fees	255.0	559.3	285.4	810.5	1,697.8
Investment income (loss)
Realized	11.1	10.6	(53.4)	29.8	(31.2)
Unrealized	2.2	20.6	18.1	6.9	52.2
Total investment income	13.3	31.2	(35.3)	36.7	21.0
Interest income	2.5	2.4	5.4	11.4	13.4
Other income	3.1	2.8	3.4	10.9	15.3
Total Segment Revenues	$539.5	$859.0	$547.5	$2,014.0	$2,843.2

	Three Months Ended			Twelve Months Ended
Total Segment Expenses	Sep 30, 2016	Jun 30, 2017	Sep 30, 2017	Sep 30, 2016	Sep 30, 2017
	(Dollars in millions)
Compensation and benefits
Direct base compensation	$107.1	$103.4	$132.5	$453.5	$443.9
Indirect base compensation	36.9	49.6	44.8	153.4	182.5
Equity-based compensation	32.9	36.7	30.4	125.7	121.6
Performance fee related
Realized	194.6	170.6	194.1	512.3	573.4
Unrealized	(81.9)	89.3	(55.7)	(144.1)	223.2
Total compensation and benefits	289.6	449.6	346.1	1,100.8	1,544.6
General, administrative, and other indirect expenses	173.6	85.4	(26.5)	450.7	296.3
Depreciation and amortization expense	7.2	7.5	8.2	28.6	30.4
Interest expense	15.6	16.4	17.0	60.9	63.4
Total Segment Expenses	$486.0	$558.9	$344.8	$1,641.0	$1,934.7

	Three Months Ended			Twelve Months Ended
Total Segments	Sep 30, 2016	Jun 30, 2017	Sep 30, 2017	Sep 30, 2016	Sep 30, 2017
	(Dollars in millions)
Total Segment Revenues	$539.5	$859.0	$547.5	$2,014.0	$2,843.2
Total Segment Expenses	486.0	558.9	344.8	1,641.0	1,934.7
Economic Net Income	$53.5	$300.1	$202.7	$373.0	$908.5
(-) Net Performance Fees	142.3	299.4	147.0	442.3	901.2
(-) Investment Income	13.3	31.2	(35.3)	36.7	21.0
(+) Equity-based compensation	32.9	36.7	30.4	125.7	121.6
(+) Reserve for Litigation and Contingencies	100.0	—	(25.0)	150.0	(125.0)
(=) Fee Related Earnings	$30.8	$6.2	$96.4	$169.7	$(17.1)
(+) Realized Net Performance Fees	186.3	182.1	216.9	589.9	569.9
(+) Realized Investment Income	11.1	10.6	(53.4)	29.8	(31.2)
(=) Distributable Earnings	$228.2	$198.9	$259.9	$789.4	$521.6

Page | 16

Total Segment Information (Unaudited), cont.

	Three Months Ended
						Sep 30, 2017 vs.
Total Segment Revenues	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Sep 30, 2016	Jun 30, 2017
	(Dollars in millions)
Segment fee revenues
Fund management fees	$260.4	$265.8	$255.6	$257.2	$278.4	$18.0	$21.2
Portfolio advisory fees, net	3.8	3.8	4.0	4.9	4.1	0.3	(0.8)
Transaction fees, net	1.4	6.9	7.7	1.2	6.1	4.7	4.9
Total fee revenues	265.6	276.5	267.3	263.3	288.6	23.0	25.3
Performance fees
Realized	380.9	296.6	83.0	352.7	411.0	30.1	58.3
Unrealized	(125.9)	(158.2)	631.7	206.6	(125.6)	0.3	(332.2)
Total performance fees	255.0	138.4	714.7	559.3	285.4	30.4	(273.9)
Investment income (loss)
Realized	11.1	17.0	(5.4)	10.6	(53.4)	(64.5)	(64.0)
Unrealized	2.2	(2.5)	16.0	20.6	18.1	15.9	(2.5)
Total investment income (loss)	13.3	14.5	10.6	31.2	(35.3)	(48.6)	(66.5)
Interest income	2.5	2.2	3.4	2.4	5.4	2.9	3.0
Other income	3.1	3.9	5.2	2.8	3.4	0.3	0.6
Total Segment Revenues	$539.5	$435.5	$1,001.2	$859.0	$547.5	$8.0	$(311.5)

	Three Months Ended
						Sep 30, 2017 vs.
Total Segment Expenses	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Sep 30, 2016	Jun 30, 2017
	(Dollars in millions)
Compensation and benefits
Direct base compensation	$107.1	$99.7	$108.3	$103.4	$132.5	$25.4	$29.1
Indirect base compensation	36.9	49.1	39.0	49.6	44.8	7.9	(4.8)
Equity-based compensation	32.9	24.4	30.1	36.7	30.4	(2.5)	(6.3)
Performance fee related
Realized	194.6	161.0	47.7	170.6	194.1	(0.5)	23.5
Unrealized	(81.9)	(83.3)	272.9	89.3	(55.7)	26.2	(145.0)
Total compensation and benefits	289.6	250.9	498.0	449.6	346.1	56.5	(103.5)
General, administrative, and other indirect expenses	173.6	156.8	80.6	85.4	(26.5)	(200.1)	(111.9)
Depreciation and amortization expense	7.2	7.2	7.5	7.5	8.2	1.0	0.7
Interest expense	15.6	15.0	15.0	16.4	17.0	1.4	0.6
Total Segment Expenses	$486.0	$429.9	$601.1	$558.9	$344.8	$(141.2)	$(214.1)

	Three Months Ended
						Sep 30, 2017 vs.
Total Segments	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Sep 30, 2016	Jun 30, 2017
	(Dollars in millions)
Total Segment Revenues	$539.5	$435.5	$1,001.2	$859.0	$547.5	$8.0	$(311.5)
Total Segment Expenses	486.0	429.9	601.1	558.9	344.8	(141.2)	(214.1)
Economic Net Income	$53.5	$5.6	$400.1	$300.1	$202.7	$149.2	$(97.4)
(-) Net Performance Fees	142.3	60.7	394.1	299.4	147.0	4.7	(152.4)
(-) Investment Income (Loss)	13.3	14.5	10.6	31.2	(35.3)	(48.6)	(66.5)
(+) Equity-based compensation	32.9	24.4	30.1	36.7	30.4	(2.5)	(6.3)
(+) Reserve for Litigation and Contingencies	100.0	(100.0)	—	—	(25.0)	(125.0)	(25.0)
(=) Fee Related Earnings	$30.8	$(145.2)	$25.5	$6.2	$96.4	$65.6	$90.2
(+) Realized Net Performance Fees	186.3	135.6	35.3	182.1	216.9	30.6	34.8
(+) Realized Investment Income (Loss)	11.1	17.0	(5.4)	10.6	(53.4)	(64.5)	(64.0)
(=) Distributable Earnings	$228.2	$7.4	$55.4	$198.9	$259.9	$31.7	$61.0

Page | 17

 Corporate Private Equity Segment Results (Unaudited)

	Three Months Ended
						Sep 30, 2017 vs.
Corporate Private Equity	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Sep 30, 2016	Jun 30, 2017
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$122.9	$122.0	$115.7	$117.7	$118.3	$(4.6)	$0.6
Portfolio advisory fees, net	2.9	3.3	3.8	4.5	3.6	0.7	(0.9)
Transaction fees, net	1.4	6.9	7.7	1.2	5.3	3.9	4.1
Total fee revenues	127.2	132.2	127.2	123.4	127.2	—	3.8
Performance fees
Realized	311.1	285.3	51.3	272.1	345.4	34.3	73.3
Unrealized	(124.2)	(281.3)	515.3	142.9	(193.2)	(69.0)	(336.1)
Total performance fees	186.9	4.0	566.6	415.0	152.2	(34.7)	(262.8)
Investment income (loss)
Realized	24.1	13.7	0.2	8.9	6.5	(17.6)	(2.4)
Unrealized	(9.6)	1.7	5.5	13.3	4.1	13.7	(9.2)
Total investment income (loss)	14.5	15.4	5.7	22.2	10.6	(3.9)	(11.6)
Interest income	0.9	0.7	1.1	0.8	1.8	0.9	1.0
Other income	1.3	2.0	1.3	1.3	1.6	0.3	0.3
Total revenues	330.8	154.3	701.9	562.7	293.4	(37.4)	(269.3)

Expenses
Compensation and benefits
Direct base compensation	52.7	45.0	55.4	54.7	65.3	12.6	10.6
Indirect base compensation	17.8	23.2	18.7	18.0	18.3	0.5	0.3
Equity-based compensation	19.8	13.3	15.0	17.8	14.5	(5.3)	(3.3)
Performance fee related
Realized	143.5	126.7	26.1	121.6	147.7	4.2	26.1
Unrealized	(57.8)	(122.7)	227.8	69.4	(76.1)	(18.3)	(145.5)
Total compensation and benefits	176.0	85.5	343.0	281.5	169.7	(6.3)	(111.8)
General, administrative, and other indirect expenses	81.4	(12.4)	35.0	28.4	20.5	(60.9)	(7.9)
Depreciation and amortization expense	3.4	3.4	3.7	3.7	4.1	0.7	0.4
Interest expense	7.0	7.0	6.8	7.3	7.0	—	(0.3)
Total expenses	267.8	83.5	388.5	320.9	201.3	(66.5)	(119.6)

Economic Net Income	$63.0	$70.8	$313.4	$241.8	$92.1	$29.1	$(149.7)
(-) Net Performance Fees	101.2	—	312.7	224.0	80.6	(20.6)	(143.4)
(-) Investment Income	14.5	15.4	5.7	22.2	10.6	(3.9)	(11.6)
(+) Equity-based compensation	19.8	13.3	15.0	17.8	14.5	(5.3)	(3.3)
(+) Reserve for Litigation and Contingencies	49.8	(49.8)	—	—	(12.5)	(62.3)	(12.5)
(=) Fee Related Earnings	$16.9	$18.9	$10.0	$13.4	$2.9	$(14.0)	$(10.5)
(+) Realized Net Performance Fees	167.6	158.6	25.2	150.5	197.7	30.1	47.2
(+) Realized Investment Income	24.1	13.7	0.2	8.9	6.5	(17.6)	(2.4)
(=) Distributable Earnings	$208.6	$191.2	$35.4	$172.8	$207.1	$(1.5)	$34.3

Page | 18

Real Assets Segment Results (Unaudited)

	Three Months Ended
						Sep 30, 2017 vs.
Real Assets	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Sep 30, 2016	Jun 30, 2017
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$60.3	$59.1	$56.0	$58.2	$71.4	$11.1	$13.2
Portfolio advisory fees, net	—	0.1	0.1	0.1	0.4	0.4	0.3
Transaction fees, net	—	—	—	—	0.8	0.8	0.8
Total fee revenues	60.3	59.2	56.1	58.3	72.6	12.3	14.3
Performance fees
Realized	19.2	(26.7)	13.5	39.7	20.4	1.2	(19.3)
Unrealized	2.0	108.2	78.7	60.6	60.8	58.8	0.2
Total performance fees	21.2	81.5	92.2	100.3	81.2	60.0	(19.1)
Investment income (loss)
Realized	(14.1)	0.8	(8.1)	0.3	(64.6)	(50.5)	(64.9)
Unrealized	4.5	(5.1)	5.2	6.8	12.4	7.9	5.6
Total investment income (loss)	(9.6)	(4.3)	(2.9)	7.1	(52.2)	(42.6)	(59.3)
Interest income	0.4	0.4	0.6	0.4	1.0	0.6	0.6
Other income	0.4	0.6	0.4	0.3	0.6	0.2	0.3
Total revenues	72.7	137.4	146.4	166.4	103.2	30.5	(63.2)

Expenses
Compensation and benefits
Direct base compensation	17.2	16.7	19.7	17.4	24.5	7.3	7.1
Indirect base compensation	8.9	10.9	10.9	19.9	14.8	5.9	(5.1)
Equity-based compensation	7.1	6.0	8.8	9.3	8.7	1.6	(0.6)
Performance fee related
Realized	8.7	2.8	6.8	17.4	9.2	0.5	(8.2)
Unrealized	(15.7)	26.7	19.3	19.2	21.6	37.3	2.4
Total compensation and benefits	26.2	63.1	65.5	83.2	78.8	52.6	(4.4)
General, administrative, and other indirect expenses	37.2	(3.6)	15.6	26.5	10.5	(26.7)	(16.0)
Depreciation and amortization expense	1.4	1.5	1.8	1.6	1.9	0.5	0.3
Interest expense	4.1	3.9	4.1	4.4	4.2	0.1	(0.2)
Total expenses	68.9	64.9	87.0	115.7	95.4	26.5	(20.3)

Economic Net Income	$3.8	$72.5	$59.4	$50.7	$7.8	$4.0	$(42.9)
(-) Net Performance Fees	28.2	52.0	66.1	63.7	50.4	22.2	(13.3)
(-) Investment Income (Loss)	(9.6)	(4.3)	(2.9)	7.1	(52.2)	(42.6)	(59.3)
(+) Equity-based compensation	7.1	6.0	8.8	9.3	8.7	1.6	(0.6)
(+) Reserve for Litigation and Contingencies	21.6	(21.6)	—	—	(5.8)	(27.4)	(5.8)
(=) Fee Related Earnings	$13.9	$9.2	$5.0	$(10.8)	$12.5	$(1.4)	$23.3
(+) Realized Net Performance Fees	10.5	(29.5)	6.7	22.3	11.2	0.7	(11.1)
(+) Realized Investment Income (Loss)	(14.1)	0.8	(8.1)	0.3	(64.6)	(50.5)	(64.9)
(=) Distributable Earnings (Loss)	$10.3	$(19.5)	$3.6	$11.8	$(40.9)	$(51.2)	$(52.7)

Page | 19

Global Market Strategies Segment Results (Unaudited)

	Three Months Ended
						Sep 30, 2017 vs.
Global Market Strategies	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Sep 30, 2016	Jun 30, 2017
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$44.1	$48.1	$48.1	$45.1	$47.6	$3.5	$2.5
Portfolio advisory fees, net	0.1	0.4	0.1	0.3	0.1	—	(0.2)
Transaction fees, net	—	—	—	—	—	—	—
Total fee revenues	44.2	48.5	48.2	45.4	47.7	3.5	2.3
Performance fees
Realized	14.3	15.1	5.6	17.2	15.0	0.7	(2.2)
Unrealized	3.1	(3.4)	14.5	(1.6)	2.6	(0.5)	4.2
Total performance fees	17.4	11.7	20.1	15.6	17.6	0.2	2.0
Investment income
Realized	1.1	2.4	2.4	1.5	4.7	3.6	3.2
Unrealized	7.1	0.4	4.2	0.1	—	(7.1)	(0.1)
Total investment income	8.2	2.8	6.6	1.6	4.7	(3.5)	3.1
Interest income	1.1	1.0	1.6	1.0	2.0	0.9	1.0
Other income	1.2	1.2	3.4	1.1	1.1	(0.1)	—
Total revenues	72.1	65.2	79.9	64.7	73.1	1.0	8.4

Expenses
Compensation and benefits
Direct base compensation	20.9	21.1	17.1	15.2	23.0	2.1	7.8
Indirect base compensation	7.5	9.9	6.6	7.6	6.7	(0.8)	(0.9)
Equity-based compensation	4.4	3.8	4.3	7.5	5.1	0.7	(2.4)
Performance fee related
Realized	6.6	9.5	2.7	8.2	7.3	0.7	(0.9)
Unrealized	1.3	(1.6)	6.8	(0.7)	0.8	(0.5)	1.5
Total compensation and benefits	40.7	42.7	37.5	37.8	42.9	2.2	5.1
General, administrative, and other indirect expenses	37.7	172.9	23.2	21.8	(63.6)	(101.3)	(85.4)
Depreciation and amortization expense	1.5	1.6	1.2	1.3	1.3	(0.2)	—
Interest expense	3.0	2.8	2.6	3.2	4.2	1.2	1.0
Total expenses	82.9	220.0	64.5	64.1	(15.2)	(98.1)	(79.3)

Economic Net Income (Loss)	$(10.8)	$(154.8)	$15.4	$0.6	$88.3	$99.1	$87.7
(-) Net Performance Fees	9.5	3.8	10.6	8.1	9.5	—	1.4
(-) Investment Income	8.2	2.8	6.6	1.6	4.7	(3.5)	3.1
(+) Equity-based compensation	4.4	3.8	4.3	7.5	5.1	0.7	(2.4)
(+) Reserve for Litigation and Contingencies	19.0	(19.0)	—	—	(4.1)	(23.1)	(4.1)
(=) Fee Related Earnings (Loss)	$(5.1)	$(176.6)	$2.5	$(1.6)	$75.1	$80.2	$76.7
(+) Realized Net Performance Fees	7.7	5.6	2.9	9.0	7.7	—	(1.3)
(+) Realized Investment Income	1.1	2.4	2.4	1.5	4.7	3.6	3.2
(=) Distributable Earnings (Loss)	$3.7	$(168.6)	$7.8	$8.9	$87.5	$83.8	$78.6

Page | 20

                 Investment Solutions Segment Results (Unaudited)

	Three Months Ended
						Sep 30, 2017 vs.
Investment Solutions	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Sep 30, 2016	Jun 30, 2017
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$33.1	$36.6	$35.8	$36.2	$41.1	$8.0	$4.9
Portfolio advisory fees, net	0.8	—	—	—	—	(0.8)	—
Transaction fees, net	—	—	—	—	—	—	—
Total fee revenues	33.9	36.6	35.8	36.2	41.1	7.2	4.9
Performance fees
Realized	36.3	22.9	12.6	23.7	30.2	(6.1)	6.5
Unrealized	(6.8)	18.3	23.2	4.7	4.2	11.0	(0.5)
Total performance fees	29.5	41.2	35.8	28.4	34.4	4.9	6.0
Investment income (loss)
Realized	—	0.1	0.1	(0.1)	—	—	0.1
Unrealized	0.2	0.5	1.1	0.4	1.6	1.4	1.2
Total investment income	0.2	0.6	1.2	0.3	1.6	1.4	1.3
Interest income	0.1	0.1	0.1	0.2	0.6	0.5	0.4
Other income	0.2	0.1	0.1	0.1	0.1	(0.1)	—
Total revenues	63.9	78.6	73.0	65.2	77.8	13.9	12.6

Expenses
Compensation and benefits
Direct base compensation	16.3	16.9	16.1	16.1	19.7	3.4	3.6
Indirect base compensation	2.7	5.1	2.8	4.1	5.0	2.3	0.9
Equity-based compensation	1.6	1.3	2.0	2.1	2.1	0.5	—
Performance fee related
Realized	35.8	22.0	12.1	23.4	29.9	(5.9)	6.5
Unrealized	(9.7)	14.3	19.0	1.4	(2.0)	7.7	(3.4)
Total compensation and benefits	46.7	59.6	52.0	47.1	54.7	8.0	7.6
General, administrative, and other indirect expenses	17.3	(0.1)	6.8	8.7	6.1	(11.2)	(2.6)
Depreciation and amortization expense	0.9	0.7	0.8	0.9	0.9	—	—
Interest expense	1.5	1.3	1.5	1.5	1.6	0.1	0.1
Total expenses	66.4	61.5	61.1	58.2	63.3	(3.1)	5.1

Economic Net Income (Loss)	$(2.5)	$17.1	$11.9	$7.0	$14.5	$17.0	$7.5
(-) Net Performance Fees	3.4	4.9	4.7	3.6	6.5	3.1	2.9
(-) Investment Income	0.2	0.6	1.2	0.3	1.6	1.4	1.3
(+) Equity-based compensation	1.6	1.3	2.0	2.1	2.1	0.5	—
(+) Reserve for Litigation and Contingencies	9.6	(9.6)	—	—	(2.6)	(12.2)	(2.6)
(=) Fee Related Earnings	$5.1	$3.3	$8.0	$5.2	$5.9	$0.8	$0.7
(+) Realized Net Performance Fees	0.5	0.9	0.5	0.3	0.3	(0.2)	—
(+) Realized Investment Income (Loss)	—	0.1	0.1	(0.1)	—	—	0.1
(=) Distributable Earnings	$5.6	$4.3	$8.6	$5.4	$6.2	$0.6	$0.8

Page | 21

Total Assets Under Management Roll Forward (Unaudited)

	Corporate Private Equity			Real Assets			Global Market Strategies (9)			Investment Solutions (10)			Total
(USD in millions)	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM
Balance, As of June 30, 2017	$15,995	$38,328	$54,323	$14,636	$24,308	$38,944	$7,701	$23,191	$30,892	$15,764	$29,902	$45,666	$54,096	$115,729	$169,825
Commitments (2)	791	—	791	1,987	—	1,987	363	—	363	1,739	—	1,739	4,880	—	4,880
Capital Called, net (3)	(3,947)	4,009	62	(1,034)	926	(108)	(645)	623	(22)	(1,187)	1,207	20	(6,813)	6,765	(48)
Distributions (4)	265	(1,244)	(979)	277	(1,696)	(1,419)	13	(226)	(213)	136	(2,631)	(2,495)	691	(5,797)	(5,106)
Changes in CLO collateral balances (6)	—	—	—	—	—	—	—	377	377	—	—	—	—	377	377
Market Appreciation/(Depreciation) (7)	—	1,251	1,251	—	334	334	—	(2)	(2)	—	896	896	—	2,479	2,479
Foreign Exchange and other (8)	116	179	295	3	27	30	—	480	480	239	977	1,216	358	1,663	2,021
Balance, As of September 30, 2017	$13,220	$42,523	$55,743	$15,869	$23,899	$39,768	$7,432	$24,443	$31,875	$16,691	$30,351	$47,042	$53,212	$121,216	$174,428

Balance, As of September 30, 2016	$20,683	$33,887	$54,570	$13,385	$22,331	$35,716	$6,134	$28,010	$34,144	$14,233	$30,475	$44,708	$54,435	$114,703	$169,138
Acquisitions/(Divestments) (1)	—	—	—	—	—	—	—	(4,707)	(4,707)	—	—	—	—	(4,707)	(4,707)
Commitments (2)	904	—	904	6,593	—	6,593	2,554	—	2,554	5,687	—	5,687	15,738	—	15,738
Capital Called, net (3)	(9,675)	9,629	(46)	(4,370)	3,958	(412)	(1,389)	1,540	151	(3,950)	3,737	(213)	(19,384)	18,864	(520)
Distributions (4)	1,228	(8,852)	(7,624)	257	(6,059)	(5,802)	127	(593)	(466)	353	(9,968)	(9,615)	1,965	(25,472)	(23,507)
Subscriptions, net of Redemptions (5)	—	—	—	—	—	—	—	(534)	(534)	—	(148)	(148)	—	(682)	(682)
Changes in CLO collateral balances (6)	—	—	—	—	—	—	—	80	80	—	—	—	—	80	80
Market Appreciation/(Depreciation) (7)	—	7,773	7,773	—	3,648	3,648	—	175	175	—	4,807	4,807	—	16,403	16,403
Foreign Exchange and other (8)	80	86	166	4	21	25	6	472	478	368	1,448	1,816	458	2,027	2,485
Balance, As of September 30, 2017	$13,220	$42,523	$55,743	$15,869	$23,899	$39,768	$7,432	$24,443	$31,875	$16,691	$30,351	$47,042	$53,212	$121,216	$174,428
(1) Divestment activity represents ESG assets which were transferred to the ESG founders in a transaction that closed in October 2016 and Claren Road assets which were transferred to the Claren Road founders in a transaction that closed in January 2017.
(2) Represents capital raised by our carry funds and the NGP management fee funds, net of expired available capital.
(3) Represents capital called by our carry funds and the NGP management fee funds, net of fund fees and expenses and investments in our business development companies. Invested capital amounts may vary from capital called due to timing differences between investment acquisition and capital call dates.
(4) Represents distributions from our carry funds and NGP management fee funds, net of amounts recycled and distributions from our business development companies. Distributions are based on when proceeds are actually distributed to investors, which may differ from when they are realized.
(5) Represents the net result of subscriptions to and redemptions from our hedge funds and fund of hedge funds vehicles.
(6) Represents the change in the aggregate collateral balance and principal cash at par of the CLOs/structured products.
(7) Market Appreciation/(Depreciation) represents realized and unrealized gains (losses) on portfolio investments. Appreciation for the third quarter of 2017 was driven by 2% appreciation ($0.2 billion) in the public portfolio and 3% appreciation ($1.5 billion) in the private portfolio of our Corporate Private Equity, Real Assets, and Global Market Strategies carry funds, in addition to $0.9 billion of appreciation in our Investment Solutions carry funds. This also includes for periods prior to their disposition, changes in the net asset value of our hedge funds, mutual fund, and fund of hedge funds vehicles. Appreciation for the twelve months ended September 30, 2017 was primarily driven by appreciation in the private and public portfolios of our Corporate Private Equity, Real Assets, and Global Market Strategies carry funds of $9.1 billion (24%) and $2.0 billion (19%), respectively. Remaining market appreciation was driven by appreciation of $4.8 billion in our Investment Solutions carry funds as well as appreciation in NGP management fee funds.
(8) Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds and other changes in AUM. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.
(9) Ending balance is comprised of approximately $19.4 billion from our structured credit funds, $10.4 billion (including $7.4 billion of Available Capital) in our carry funds, and $2.1 billion from our business development companies.
(10) The fair market values for our Investment Solutions carry funds are based on the latest available valuations of the underlying limited partnership interests (in most cases as of June 30, 2017) as provided by their general partners, plus the net cash flows since the latest valuation, up to September 30, 2017.

Page | 22

Fee-Earning AUM Roll Forward (Unaudited)

	Three Months Ended September 30, 2017
(USD in millions)	Corporate Private Equity	Real Assets (8)	Global Market Strategies	Investment Solutions	Total
Fee-earning AUM
Balance, Beginning of Period	$36,216	$26,236	$25,214	$28,468	$116,134
Inflows, including Fee-paying Commitments (2)	303	5,033	29	2,343	7,708
Outflows, including Distributions (3)	(1,167)	(1,315)	(15)	(1,093)	(3,590)
Changes in CLO collateral balances (5)	—	—	332	—	332
Market Appreciation/(Depreciation) (6)	21	20	2	(108)	(65)
Foreign Exchange and other (7)	230	(154)	450	736	1,262
Balance, End of Period	$35,603	$29,820	$26,012	$30,346	$121,781

	For the Twelve Months Ended September 30, 2017
(USD in millions)	Corporate Private Equity	Real Assets (8)	Global Market Strategies	Investment Solutions	Total
Fee-earning AUM
Balance, Beginning of Period	$37,785	$28,905	$28,967	$28,095	$123,752
Acquisitions/(Divestments) (1)	—	—	(4,356)	—	(4,356)
Inflows, including Fee-paying Commitments (2)	1,400	5,857	1,771	7,475	16,503
Outflows, including Distributions (3)	(3,859)	(4,924)	(235)	(6,521)	(15,539)
Subscriptions, net of Redemptions (4)	—	—	(498)	(582)	(1,080)
Changes in CLO collateral balances (5)	—	—	(331)	—	(331)
Market Appreciation/(Depreciation) (6)	144	59	99	844	1,146
Foreign Exchange and other (7)	133	(77)	595	1,035	1,686
Balance, End of Period	$35,603	$29,820	$26,012	$30,346	$121,781

(1) Divestment activity represents ESG assets which were transferred to the ESG founders in a transaction that closed in October 2016 and Claren Road assets which were transferred to the Claren Road founders in a transaction that closed in January 2017.
(2) Inflows represent limited partner capital raised and capital invested by our carry funds and the NGP management fee funds outside the investment period, weighted-average investment period or commitment fee period. Inflows do not include funds raised of $5.5 billion, which are not yet earning fees.
(3) Outflows represent limited partner distributions from our carry funds and NGP management fee funds, changes in basis for our carry funds where the investment period, weighted-average investment period or commitment fee period has expired, and reductions for funds that are no longer calling for fees.
(4) Represents the net result of subscriptions to and redemptions from our hedge funds and fund of hedge funds vehicles.
(5) Represents the change in the aggregate Fee-earning collateral balances at par of our CLOs/structured products, as of the quarterly cut-off dates.
(6) Market Appreciation/(Depreciation) represents changes in the net asset value of our hedge funds and fund of hedge funds vehicles, and realized and unrealized gains (losses) on portfolio investments in our carry funds based on the lower of cost or fair value and net asset value.
(7) Includes activity of funds with fees based on gross asset value. Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.
(8) Energy II, Energy III, Energy IV, and Renew II (collectively, the “Legacy Energy Funds”), are managed with Riverstone Holdings LLC and its affiliates. Affiliates of both Carlyle and Riverstone act as investment advisers to each of the Legacy Energy Funds. Carlyle has a minority representation on the management committees of Energy IV and Renew II. Carlyle and Riverstone each hold half of the seats on the management committees of Energy II and Energy III, but the investment period for these funds has expired and the remaining investments in such funds are being disposed of in the ordinary course of business. As of September 30, 2017, the Legacy Energy Funds had, in the aggregate, approximately $5.2 billion in AUM and $3.8 billion in Fee-earning AUM. NGP VII, NGP VIII, NGP IX, or in the case of NGP M&R, NGP ETP I, and NGP ETP II, certain affiliated entities (collectively, the “NGP management fee funds”) and NGP X, NGP GAP, NGP XI, and NGP XII (referred to herein as, "carry funds"), are managed by NGP Energy Capital Management. As of September 30, 2017, the NGP management fee funds and carry funds had, in the aggregate, approximately $10.7 billion in AUM and $9.6 billion in Fee-earning AUM.

Page | 23

Corporate Private Equity Fund Performance (Unaudited)
The fund return information reflected in this discussion and analysis is not indicative of the performance of The Carlyle Group L.P. and is also not necessarily indicative of the future performance of any particular fund. An investment in The Carlyle Group L.P. is not an investment in any of our funds. There can be no assurance that any of our existing or future funds will achieve similar returns.

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)
			As of September 30, 2017					As of September 30, 2017
Corporate Private Equity	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR(7)(12)	Net IRR (8)(12)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR(7)
	(Reported in Local Currency, in Millions)							(Reported in Local Currency, in Millions)
Fully Invested/Committed Funds (6)
CP II	10/1994	$1,331.1	$1,362.4	$4,072.2	3.0x	34%	25%	$1,362.4	$4,072.2	3.0x	34%
CP III	2/2000	$3,912.7	$4,031.6	$10,146.9	2.5x	27%	21%	$4,031.6	$10,146.9	2.5x	27%
CP IV	12/2004	$7,850.0	$7,612.6	$17,977.4	2.4x	16%	13%	$7,612.6	$17,977.4	2.4x	16%
CP V	5/2007	$13,719.7	$13,190.9	$27,228.2	2.1x	18%	14%	$9,201.1	$24,306.6	2.6x	26%
CEP I	12/1997	€1,003.6	€981.6	€2,126.5	2.2x	18%	11%	€981.6	€2,126.5	2.2x	18%
CEP II	9/2003	€1,805.4	€2,048.9	€4,121.2	2.0x	36%	20%	€1,883.8	€4,106.8	2.2x	43%
CEP III	12/2006	€5,294.9	€5,116.1	€11,294.6	2.2x	19%	14%	€4,284.4	€10,404.5	2.4x	20%
CAP I	12/1998	$750.0	$627.7	$2,521.8	4.0x	25%	18%	$627.7	$2,521.8	4.0x	25%
CAP II	2/2006	$1,810.0	$1,628.2	$3,032.9	1.9x	11%	8%	$1,452.4	$2,830.0	1.9x	12%
CAP III	5/2008	$2,551.6	$2,543.2	$4,672.9	1.8x	18%	12%	$2,071.8	$4,237.2	2.0x	20%
CJP I	10/2001	¥50,000.0	¥47,291.4	¥138,902.1	2.9x	61%	37%	¥47,291.4	¥138,902.1	2.9x	61%
CJP II	7/2006	¥165,600.0	¥141,866.7	¥215,181.9	1.5x	8%	4%	¥70,933.1	¥130,219.6	1.8x	12%
CGFSP I	9/2008	$1,100.2	$1,080.7	$2,398.4	2.2x	20%	14%	$866.9	$1,834.7	2.1x	20%
CEOF I	5/2011	$1,119.1	$1,154.5	$1,523.4	1.3x	12%	8%	$328.4	$749.7	2.3x	37%
CETP II	2/2007	€521.6	€437.4	€1,245.6	2.8x	28%	19%	€278.8	€1,140.8	4.1x	36%
CAGP IV	6/2008	$1,041.4	$954.1	$1,416.7	1.5x	11%	6%	$439.5	$778.9	1.8x	15%
All Other Funds (9)	Various		$4,637.6	$7,138.0	1.5x	16%	7%	$3,676.3	$5,970.3	1.6x	18%
Coinvestments and Other (10)	Various		$10,358.3	$24,025.6	2.3x	36%	33%	$6,723.7	$20,036.2	3.0x	36%
Total Fully Invested Funds			$60,991.3	$131,469.6	2.2x	26%	19%	$48,210.4	$118,831.8	2.5x	28%
Funds in the Investment Period (6)
CP VI	5/2012	$13,000.0	$10,971.3	$14,482.7	1.3x	18%	11%
CEP IV	8/2013	€3,669.5	€2,659.9	€3,162.3	1.2x	17%	7%
CAP IV	11/2012	$3,880.4	$2,946.9	$4,458.5	1.5x	27%	17%
CGP	12/2014	$3,588.0	$1,836.0	$1,932.0	1.1x	NM	NM
CGFSP II	4/2013	$1,000.0	$768.2	$1,136.2	1.5x	24%	14%
CJP III	8/2013	¥119,505.1	¥60,094.5	¥98,393.8	1.6x	NM	NM
CEOF II	3/2015	$2,400.0	$893.8	$1,074.5	1.2x	NM	NM
All Other Funds (11)	Various		$1,154.1	$1,478.9	1.3x	NM	NM
Total Funds in the Investment Period			$22,242.8	$29,168.1	1.3x	19%	11%	$1,234.1	$3,146.3	2.5x	60%
TOTAL CORPORATE PRIVATE EQUITY (13)			$83,234.1	$160,637.7	1.9x	26%	18%	$49,444.5	$121,978.1	2.5x	28%

Page | 24

Real Assets Carry Funds Fund Performance (Unaudited)

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)
			As of September 30, 2017					As of September 30, 2017
Real Assets	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7)(12)	Net IRR (8)(12)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7)(12)
			(Reported in Local Currency, in Millions)					(Reported in Local Currency, in Millions)
Fully Invested/Committed Funds (6)
CRP III	11/2000	$564.1	$522.5	$1,838.2	3.5x	44%	30%	$522.5	$1,838.2	3.5x	44%
CRP IV	12/2004	$950.0	$1,198.5	$1,935.7	1.6x	8%	5%	$984.8	$1,659.3	1.7x	10%
CRP V	11/2006	$3,000.0	$3,293.5	$5,520.4	1.7x	12%	9%	$2,988.2	$5,163.6	1.7x	14%
CRP VI	9/2010	$2,340.0	$2,108.0	$3,914.5	1.9x	29%	20%	$1,529.5	$3,128.7	2.0x	34%
CRP VII	3/2014	$4,161.6	$2,840.4	$3,733.8	1.3x	22%	12%	$117.0	$216.1	1.8x	38%
CEREP I	3/2002	€426.6	€517.0	€698.6	1.4x	14%	7%	€517.0	€698.6	1.4x	14%
CEREP II	4/2005	€762.7	€833.8	€128.1	0.2x	Neg	Neg	€798.2	€133.9	0.2x	Neg
CEREP III	5/2007	€2,229.5	€2,054.2	€2,438.8	1.2x	4%	1%	€1,622.7	€2,093.2	1.3x	6%
CIP	9/2006	$1,143.7	$1,069.8	$1,426.7	1.3x	6%	3%	$857.0	$1,041.3	1.2x	4%
NGP X	1/2012	$3,586.0	$3,262.7	$4,043.1	1.2x	8%	5%	$1,333.9	$2,431.1	1.8x	26%
NGP XI	6/2014	$5,325.0	$3,308.4	$4,556.4	1.4x	36%	31%	$228.8	$471.2	2.1x	159%
Energy II	7/2002	$1,100.0	$1,334.8	$3,131.2	2.3x	81%	55%	$1,334.8	$3,131.2	2.3x	94%
Energy III	10/2005	$3,800.0	$3,569.7	$5,426.4	1.5x	9%	6%	$2,873.9	$5,046.0	1.8x	17%
Energy IV	12/2007	$5,979.1	$6,232.7	$8,105.0	1.3x	8%	5%	$4,064.6	$5,920.4	1.5x	19%
Renew II	3/2008	$3,417.5	$2,809.4	$4,143.3	1.5x	9%	5%	$1,555.3	$2,411.1	1.6x	13%
All Other Funds (14)	Various		$2,939.5	$3,281.9	1.1x	4%	Neg	$2,662.1	$3,019.7	1.1x	5%
Coinvestments and Other (10)	Various		$5,739.6	$9,440.4	1.6x	16%	13%	$4,112.9	$7,439.6	1.8x	20%
Total Fully Invested Funds			$44,247.7	$64,350.6	1.5x	12%	8%	$28,632.5	$46,370.0	1.6x	17%
Funds in the Investment Period (6)
CRP VIII	5/2017	$4,310.8	$74.4	$73.3	1.0x	NM	NM
CIEP I	9/2013	$2,500.0	$501.3	$919.8	1.8x	NM	NM
CPP II	6/2014	$1,526.9	$643.9	$683.2	1.1x	NM	NM
CPI	5/2016	$1,144.0	$816.2	$906.8	1.1x	NM	NM
All Other Funds (15)	Various		$583.0	$590.4	1.0x	NM	NM
Total Funds in the Investment Period			$2,618.7	$3,173.4	1.2x	18%	5%	$—	$—	n/a	NM
TOTAL Real Assets (13)			$46,866.5	$67,524.0	1.4x	12%	8%	$28,632.5	$46,370.0	1.6x	17%

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Global Market Strategies Carry Funds Fund Performance (Unaudited)

			TOTAL INVESTMENTS
			As of September 30, 2017			As of September 30, 2017
Global Market Strategies (Carry Funds Only)	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (17)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)(12)	Net IRR (8)(12)
	(Reported in Local Currency, in Millions)
Fully Invested/Committed Funds (6)
CSP II	6/2007	$1,352.3	$1,352.3	$2,468.6	1.8x	17%	11%
CSP III	8/2011	$702.8	$702.8	$1,155.6	1.6x	33%	21%
CEMOF I	12/2010	$1,382.5	$1,465.0	$1,254.5	0.9x	Neg	Neg
All Other Funds (16)			$1,438.5	$1,999.1	1.4x	12%	7%
Coinvestments and Other (10)			$890.6	$838.5	0.9x	NM	NM
Total Fully Invested Funds			$5,849.2	$7,716.2	1.3x	12%	6%
Funds in the Investment Period (6)
CSP IV	3/2016	$2,500.0	$483.9	$601.4	1.2x	NM	NM
CEMOF II	2/2015	$2,819.2	$478.6	$520.3	1.1x	NM	NM
All Other Funds			$49.6	$52.2	1.1x	NM	NM
Total Funds in the Investment Period			$1,012.1	$1,173.9	1.2x	NM	NM
TOTAL Global Market Strategies			$6,861.3	$8,890.1	1.3x	12%	6%

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Investment Solutions Fund Performance (Unaudited)

			TOTAL INVESTMENTS
			As of September 30, 2017
Investment Solutions (19)	Vintage Year	Fund Size	Cumulative Invested Capital (2)(20)	Total Fair Value (3)(20)	MOIC (4)	Gross IRR (7)(12)	Net IRR (8)(12)
	(Reported in Local Currency, in Millions)
Fully Committed Funds (18)
Main Fund I - Fund Investments	2000	€5,174.6	€4,204.6	€6,911.1	1.6x	12%	11%
Main Fund II - Fund Investments	2003	€4,545.0	€4,781.0	€7,546.5	1.6x	10%	9%
Main Fund III - Fund Investments	2005	€11,500.0	€12,620.0	€20,020.3	1.6x	10%	9%
Main Fund IV - Fund Investments	2009	€4,877.3	€4,884.2	€7,674.8	1.6x	16%	16%
Main Fund V - Fund Investments	2012	€5,080.0	€3,607.8	€4,474.1	1.2x	12%	11%
Main Fund VI - Fund Investments	2015	€1,106.4	€338.9	€338.1	1.0x	NM	NM
Main Fund I - Secondary Investments	2002	€519.4	€475.4	€896.0	1.9x	57%	53%
Main Fund II - Secondary Investments	2003	€998.4	€995.9	€1,818.6	1.8x	27%	26%
Main Fund III - Secondary Investments	2006	€2,250.0	€2,303.3	€3,473.5	1.5x	11%	10%
Main Fund IV - Secondary Investments	2010	€1,859.1	€1,916.6	€3,228.5	1.7x	20%	19%
Main Fund V - Secondary Investments	2011	€4,272.8	€3,612.5	€5,402.0	1.5x	22%	20%
Main Fund II - Co-Investments	2003	€1,090.0	€898.7	€2,504.6	2.8x	44%	42%
Main Fund III - Co-Investments	2006	€2,760.0	€2,738.1	€3,764.2	1.4x	5%	5%
Main Fund IV - Co-Investments	2010	€1,475.0	€1,328.7	€3,461.1	2.6x	24%	23%
Main Fund V - Co-Investments	2012	€1,122.2	€1,013.3	€2,342.1	2.3x	34%	31%
Main Fund II - Mezzanine Investments	2004	€700.0	€748.9	€1,025.7	1.4x	7%	7%
Main Fund III - Mezzanine Investments	2006	€2,000.0	€1,927.4	€2,601.3	1.3x	10%	9%
All Other Funds (21)	Various		€1,958.7	€2,706.6	1.4x	14%	11%
Total Fully Committed Funds			€50,353.7	€80,189.1	1.6x	13%	12%
Funds in the Commitment Period (18)
Main Fund VI - Secondary Investments	2017	€4,203.7	€597.7	€629.5	1.1x	NM	NM
Main Fund VI - Co-Investments	2014	€1,114.6	€912.4	€1,270.8	1.4x	22%	20%
Main Fund VII - Co-Investments	2017	€2,254.3	€149.5	€148.9	1.0x	NM	NM
All Other Funds (21)	Various		€605.3	€770.6	1.3x	20%	16%
Total Funds in the Commitment Period			€2,264.9	€2,819.8	1.2x	21%	17%
TOTAL INVESTMENT SOLUTIONS			€52,618.6	€83,008.9	1.6x	13%	12%
TOTAL INVESTMENT SOLUTIONS (USD) (22)			$62,094.2	$97,957.2	1.6x

Note: Investment Solutions Fund Performance excludes the impact of Metropolitan Real Estate investment vehicles. As of September 30, 2017, these investment vehicles had a combined remaining fair value of $1.2 billion.

(1) The data presented herein that provides “inception to date” performance results of our segments relates to the period following the formation of the first fund within each segment. For our Corporate Private Equity segment our first fund was formed in 1990. For our Real Assets segment our first fund was formed in 1997. For our Global Market Strategies segment our first carry fund was formed in 2004.
(2) Represents the original cost of investments since inception of the fund.
(3) Represents all realized proceeds combined with remaining fair value, before management fees, expenses and carried interest.
(4) Multiple of invested capital (“MOIC”) represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital.
(5) An investment is considered realized when the investment fund has completely exited, and ceases to own an interest in, the investment. An investment is considered partially realized when the total amount of proceeds received in respect of such investment, including dividends, interest or other distributions and/or return of capital, represents at least 85% of invested capital and such investment is not yet fully realized. Because part of our value creation strategy involves pursuing best exit alternatives, we believe information regarding Realized/Partially Realized MOIC and Gross IRR, when considered together with the other investment performance metrics presented, provides investors with meaningful information regarding our investment performance by removing the impact of investments where significant realization activity has not yet occurred. Realized/Partially Realized MOIC and Gross IRR have limitations as measures of investment performance, and should not be considered in isolation. Such limitations include the fact that these measures do not include the performance of earlier stage and other investments that do not satisfy the criteria provided above. The exclusion of such investments will have a positive impact on Realized/Partially Realized MOIC and Gross IRR in instances when the MOIC and Gross IRR in respect of such investments are less than the aggregate MOIC and Gross IRR. Our measurements of Realized/Partially Realized MOIC and Gross IRR may not be comparable to those of other companies that use similarly titled measures. We do not present Realized/Partially Realized performance information separately for funds that are still in the investment period because of the relatively insignificant level of realizations for funds of this type. However, to the extent such funds have had realizations, they are included in the Realized/Partially Realized performance information presented for Total Corporate Private Equity and Total Real Assets.
(6) Fully Invested funds are past the expiration date of the investment period as defined in the respective limited partnership agreement. In instances where a successor fund has had its first capital call, the predecessor fund is categorized as fully invested.

Page | 27

(7) Gross Internal Rate of Return (“Gross IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value before management fees, expenses and carried interest.
(8) Net Internal Rate of Return (“Net IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value after management fees, expenses and carried interest.
(9) Aggregate includes the following funds: CP I, CMG, CVP I, CVP II, CUSGF III, CEVP, CETP I, CAVP I, CAVP II, CAGP III, CSABF, Mexico, CBPF, and MENA.
(10) Includes coinvestments and certain other stand-alone investments arranged by us.
(11) Aggregate, which is considered not meaningful, includes the following funds and their respective commencement dates: CSSAF (April 2012) , CPF I (June 2012), CCI (December 2012), CETP III (May 2014), and CAGP V (May 2016).
(12) For funds marked “NM,” IRR may be positive or negative, but is not considered meaningful because of the limited time since initial investment and early stage of capital deployment. For funds marked “Neg,” IRR is negative as of reporting period end.
(13) For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.
(14) Aggregate includes the following funds: CRP I, CRP II, CAREP I, CAREP II, CRCP I, CPOCP, Energy I and Renew I.
(15) Aggregate includes NGP GAP, CCR, and NGP XII. Return is not considered meaningful, as the investment period commenced in December 2013 for NGP GAP, October 2016 for CCR, and July 2017 for NGP XII.
(16) Aggregate includes the following funds: CMP I, CMP II, CSP I, and CASCOF.
(17) Represents the original cost of investments net of investment level recallable proceeds which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.
(18) Fully Committed funds are past the expiration date of the commitment period as defined in the respective limited partnership agreement.
(19) Includes private equity and mezzanine primary fund investments, secondary fund investments and co-investments originated by the AlpInvest team. Excluded from the performance information shown are a) investments that were not originated by AlpInvest, and b) Direct Investments, which was spun off from AlpInvest in 2005. As of September 30, 2017, these excluded investments represent $0.3 billion of AUM at AlpInvest.
(20) To exclude the impact of FX, all foreign currency cash flows have been converted to EUR at the reporting period spot rate.
(21) Aggregate includes Main Fund VII - Fund Investments, Main Fund VIII - Fund Investments, Main Fund I - Co-Investments, Main Fund I - Mezzanine Investments, Main Fund IV - Mezzanine Investments, Main Fund V - Mezzanine Investments, AlpInvest CleanTech Funds and funds which are not included as part of a main fund.
(22) Represents the U.S. dollar equivalent balance translated at the spot rate as of period end.

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Remaining Fair Value Analysis

	Remaining Fair Value (1)	Unrealized MOIC (2)	Total MOIC (3)	% Invested (4)	In Accrued Carry/ (Clawback) (5)	LTM Realized Carry/ (Clawback) (6)	Catch-up Rate	Fee Initiation Date (7)	Quarters Since Fee Initiation	Original Investment Period End Date
	As of September 30, 2017
Corporate Private Equity	(Reported in Local Currency, in Millions)
CP VI	$12,251.8	1.2x	1.3x	84%	X		100%	Jun-13	17	May-18
CP V	$5,432.2	0.7x	2.1x	96%	X	X	100%	Jun-07	41	May-13
CAP IV	$3,451.9	1.5x	1.5x	76%	X		100%	Jul-13	16	Nov-18
CEP IV	€2,387.8	1.1x	1.2x	72%			100%	Sep-14	12	Aug-19
CGP	$1,934.0	1.0x	1.1x	51%			100%	Jan-15	10	Dec-20
CEP III	€1,381.4	1.3x	2.2x	97%	X	X	100%	Jul-07	40	Dec-12
CAP III	$1,289.5	1.9x	1.8x	100%	X	X	100%	Jun-08	37	May-14
CEOF I	$975.4	1.0x	1.3x	103%	X		80%	Sep-11	24	May-17
CEOF II	$818.0	1.2x	1.2x	37%	X		80%	Nov-15	7	Mar-21
CJP III	¥88,293.3	1.5x	1.6x	50%	X		100%	Sep-13	16	Feb-20
CGFSP II	$752.1	1.4x	1.5x	77%	X		100%	Jun-13	17	Dec-17
CAGP IV	$610.7	1.2x	1.5x	92%			100%	Aug-08	36	Jun-14
CGFSP I	$578.4	2.0x	2.2x	98%	X	X	100%	Oct-08	35	Sep-14
CJP II	¥63,598.8	1.2x	1.5x	86%			80%	Oct-06	43	Jul-12
CAP II	$280.9	1.4x	1.9x	90%			80%	Mar-06	46	Feb-12
CP IV	$234.2	2.4x	2.4x	97%	X	X	80%	Apr-05	49	Dec-10
CETP II	€109.5	0.7x	2.8x	84%	X	X	100%	Jan-08	38	Jul-13
All Other Funds (8)	$2,625.3	1.1x	2.2x		NM	NM
Coinvestment and Other (9)	$5,357.8	1.3x	2.3x		NM	NM
Total Corporate Private Equity (12)	$42,518.2	1.2x	1.9x

Real Assets
NGP XI	$4,089.3	1.3x	1.4x	62%	X		80%	Feb-15	10	Oct-19
CRP VII	$3,470.0	1.3x	1.3x	68%	X		80%	Jun-14	13	Mar-19
Energy IV	$2,754.7	1.2x	1.3x	104%	(X)		80%	Feb-08	38	Dec-13
NGP X	$1,727.5	0.9x	1.2x	91%			80%	Jan-12	22	May-17
Renew II	$1,696.9	1.4x	1.5x	82%	(X)		80%	Mar-08	38	May-14
CRP V	$1,191.8	2.1x	1.7x	110%	X		50%	Nov-06	43	Nov-11
CIEP I	$870.9	1.8x	1.8x	20%	X		80%	Oct-13	15	Sep-19
CRP VI	$794.6	1.4x	1.9x	90%	X	X	50%	Mar-11	26	Mar-16
CRP IV	$742.0	2.7x	1.6x	126%			50%	Jan-05	50	Dec-09
CPI	$621.7	1.1x	1.1x	n/a	X		50%	May-16	5	Apr-21
CRP III	$462.6	137.8x	3.5x	93%	X	X	50%	Mar-01	66	May-05
CPP II	$431.8	1.0x	1.1x	42%			80%	Sep-14	12	Apr-21
CEREP III	€310.0	0.7x	1.2x	92%			67%	Jun-07	41	May-11
CIP	$337.1	1.9x	1.3x	94%			80%	Oct-06	43	Sep-12
Energy III	$303.6	0.4x	1.5x	94%		(X)	80%	Nov-05	47	Oct-11
All Other Funds (10)	$298.1	0.9x	1.2x		NM	NM
Coinvestment and Other (9)	$2,160.2	1.5x	1.6x		NM	NM
Total Real Assets (12)	$22,318.6	1.3x	1.4x

Global Market Strategies
CEMOF I	$687.2	0.6x	0.9x	106%			100%	Dec-10	27	Dec-15
CEMOF II	$495.5	1.0x	1.1x	17%			100%	Dec-15	7	Feb-20
CSP III	$491.6	1.4x	1.6x	100%	X	X	80%	Dec-11	23	Aug-15
CSP IV	$296.8	1.2x	1.2x	19%	X		100%	Feb-17	2	Jun-20
All Other Funds (11)	$275.2	0.7x	1.6x		NM	NM
Coinvestment and Other (9)	$717.6	0.8x	0.9x		NM	NM
Total Global Market Strategies	$2,963.8	0.8x	1.3x
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Remaining Fair Value Analysis, Notes
(1) Net asset value of our carry funds. Reflects significant funds with remaining fair value of greater than $100 million.
(2) Unrealized multiple of invested capital (“MOIC”) represents remaining fair market value, before management fees, expenses and carried interest, divided by remaining investment cost.
(3) Total MOIC represents total fair value (realized proceeds combined with remaining fair value), before management fees, expenses and carried interest, divided by cumulative invested capital. For certain funds, represents the original cost of investments net of investment-level recallable proceeds, which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.
(4) Represents cumulative equity invested as of the reporting period divided by total commitments. Amount can be greater than 100% due to the re-investment of recallable distributions to fund investors.
(5) Fund has a net accrued performance fee balance/(giveback obligation) as of the current quarter end, driven by a significant portion of the fund’s asset base.
(6) Fund has generated realized net performance fees/(realized giveback) in the last twelve months.
(7) Represents the date of the first capital contribution for management fees.
(8) Aggregate includes the following funds: CMG, CP I, CP II, CP III, CEP I, CEP II, CAP I, CBPF, CJP I, CEVP, CETP I, CETP III, CCI, CAVP I, CAVP II, CAGP III, CAGP V, Mexico, MENA, CSABF, CSSAF, CPF, CVP I, CVP II, and CUSGF III. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(9) Includes co-investments, prefund investments and certain other stand-alone investments arranged by us. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(10) Aggregate includes the following funds: CRP I, CRP II, CRCP I, CRP VIII, CEREP I, CEREP II, CAREP I, CAREP II, CCR, CPOCP I, NGP GAP, NGP XII, Energy I, Energy II and Renew I. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(11) Aggregate includes the following funds: CSP I, CSP II, CMP I, CMP II, CSC, and CASCOF. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(12) For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.

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Largest Publicly Traded Equity Positions in Carry Funds (1)

Rank	Largest Publicly Traded Equity Positions	Fund(s)	Q3 2017 Value (2,3)
1	CoreSite Realty Corporation	CRP III, CRP IV, CRP V	$1,598,162,570
2	Focus Media Information Technology Co., Ltd.	CAP III	1,354,493,999
3	PNB Housing Finance Limited	CAP IV	1,325,023,711
4	Enviva Partners, LP	RENEW II	883,542,330
5	WildHorse Resource Development Corp.	NGP X (4), NGP XI (4)	781,600,000
6	Pattern Energy Group Holdings, L.P.	RENEW II	704,400,000
7	USA Compression	ENERGY IV	458,243,179
8	Tsubaki Nakashima Co., Ltd.	CJP II	379,701,526
9	Wesco Holdings, Inc.	CP IV	217,110,693
10	Centennial Resource Development, Inc.	CP VI, NGP X (4)	216,755,081
	Top 10 Positions		7,919,033,089
	Total Public Equity Portfolio (carry fund only)		9,135,008,341
	% of public portfolio in top 10 positions		87%

(1) Excludes Investment Solutions carry funds.
(2) Figures represent gross investment results, inclusive of Carlyle-sponsored coinvestments. May include portion of private business in value.
(3) In U.S. dollars, or converted to U.S. dollars at the prevailing exchange rate on the last day of the fiscal period.
(4) These funds are advised by NGP, which is a separately registered investment adviser.
Note: Includes all classes of shares irrespective of trading status.

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Reconciliation for Total Segment Information (Unaudited)

	Three Months Ended September 30, 2016
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$539.5	$43.0	$24.8	(a)	$607.3
Expenses	$486.0	$41.2	$134.6	(b)	$661.8
Other income	$—	$4.8	$—	(c)	$4.8
Economic net income (loss)	$53.5	$6.6	$(109.8)	(d)	$(49.7)	(1)

	Three Months Ended December 31, 2016
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$435.5	$59.1	$81.3	(a)	$575.9
Expenses	$429.9	$47.2	$96.9	(b)	$574.0
Other income	$—	$10.0	$—	(c)	$10.0
Economic net income	$5.6	$21.9	$(15.6)	(d)	$11.9	(1)

	Three Months Ended March 31, 2017
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$1,001.2	$42.9	$76.0	(a)	$1,120.1
Expenses	$601.1	$53.0	$155.4	(b)	$809.5
Other income	$—	$17.1	$—	(c)	$17.1
Economic net income	$400.1	$7.0	$(79.4)	(d)	$327.7	(1)

	Three Months Ended June 30, 2017
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$859.0	$45.0	$4.4	(a)	$908.4
Expenses	$558.9	$91.9	$54.6	(b)	$705.4
Other income	$—	$40.7	$—	(c)	$40.7
Economic net income (loss)	$300.1	$(6.2)	$(50.2)	(d)	$243.7	(1)

	Three Months Ended September 30, 2017
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$547.5	$44.7	$47.7	(a)	$639.9
Expenses	$344.8	$52.3	$95.5	(b)	$492.6
Other income	$—	$18.6	$—	(c)	$18.6
Economic net income	$202.7	$11.0	$(47.8)	(d)	$165.9	(1)

(1) The amount in the "Carlyle Consolidated" column is income before provision for income taxes, which is the GAAP measure that is most directly comparable to Economic Net Income.

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Reconciliation for Total Segment Information, cont. (Unaudited)

(a)
The Revenues adjustment principally represents fund management and performance fees earned from the Consolidated Funds that were eliminated in consolidation to arrive at Carlyle’s total revenues, adjustments for amounts attributable to non-controlling interests in consolidated entities, adjustments related to expenses associated with the investments in NGP Management and its affiliates that are included in operating captions or are excluded from the segment results, adjustments to reflect Carlyle’s share of Urbplan’s net losses as a component of investment income until Urbplan was deconsolidated during the three months ended September 30, 2017, the inclusion of tax expenses associated with certain performance fees, and adjustments to reflect Carlyle’s ownership interests in Claren Road (until January 2017), ESG (until October 2016) and Vermillion.

(b)
The Expense adjustment represents the elimination of intercompany expenses of the Consolidated Funds payable to Carlyle, the inclusion of certain tax expenses associated with performance fee compensation, adjustments for amounts attributable to non-controlling interests in consolidated entities, adjustments related to expenses associated with the investments in NGP Management and its affiliates that are included in operating captions, adjustments to reflect Carlyle’s share of Urbplan’s net losses as a component of investment income until Urbplan was deconsolidated during the three months ended September 30, 2017, changes in the tax receivable agreement liability, charges and credits associated with Carlyle corporate actions and non-recurring items and adjustments to reflect Carlyle’s economic interests in Claren Road (until January 2017), ESG (until October 2016) and Vermillion, as detailed below:

	Three Months Ended
	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017
	(Dollars in millions)
Equity-based compensation issued in conjunction with the initial public offering, acquisitions and strategic investments	$50.6	$48.1	$67.0	$58.5	$58.3
Acquisition related charges, including amortization of intangibles and impairment	27.7	27.2	8.8	9.2	7.2
Other non-operating expense (income)	(3.7)	(12.0)	—	0.1	—
Tax (expense) benefit associated with performance fee compensation	(2.0)	1.0	(2.9)	(2.4)	(1.7)
Non-Carlyle economic interests in acquired businesses and the real estate VIE	69.4	38.3	87.5	(4.9)	46.2
Severance and other adjustments	1.5	0.3	2.8	7.5	0.6
Elimination of expenses of Consolidated Funds	(8.9)	(6.0)	(7.8)	(13.4)	(15.1)
	$134.6	$96.9	$155.4	$54.6	$95.5

(c)	The Other Income (Loss) adjustment results from the Consolidated Funds which were eliminated in consolidation to arrive at Carlyle’s total Other Income (Loss).

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(d)	Reconciliation for Economic Net Income and Distributable Earnings (Unaudited)

	Three Months Ended					Nine Months Ended	Twelve Months Ended
	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Sep 30, 2017	Sep 30, 2017
	(Dollars in millions)
Income (loss) before provision for income taxes	$(49.7)	$11.9	$327.7	$243.7	$165.9	$737.3	$749.2
Adjustments:
Equity-based compensation issued in conjunction with the initial public offering, acquisitions and strategic investments	50.6	48.1	67.0	58.5	58.3	183.8	231.9
Acquisition related charges, including amortization of intangibles and impairment	27.7	27.2	8.8	9.2	7.2	25.2	52.4
Other non-operating expense (income)	(3.7)	(12.0)	—	0.1	—	0.1	(11.9)
Tax (expense) benefit associated with performance fees	(2.0)	1.0	(2.9)	(2.4)	(1.7)	(7.0)	(6.0)
Net (income) loss attributable to non-controlling interests in consolidated entities	29.1	(70.8)	(3.3)	(16.5)	(27.6)	(47.4)	(118.2)
Severance and other adjustments	1.5	0.2	2.8	7.5	0.6	10.9	11.1
Economic Net Income	$53.5	$5.6	$400.1	$300.1	$202.7	$902.9	$908.5
Net performance fees	142.3	60.7	394.1	299.4	147.0	840.5	901.2
Investment income (loss)	13.3	14.5	10.6	31.2	(35.3)	6.5	21.0
Equity-based compensation	32.9	24.4	30.1	36.7	30.4	97.2	121.6
Reserve for Litigation and Contingencies	100.0	(100.0)	—	—	(25.0)	(25.0)	(125.0)
Fee Related Earnings	$30.8	$(145.2)	$25.5	$6.2	$96.4	$128.1	$(17.1)
Realized performance fees, net of related compensation	186.3	135.6	35.3	182.1	216.9	434.3	569.9
Realized investment income (loss)	11.1	17.0	(5.4)	10.6	(53.4)	(48.2)	(31.2)
Distributable Earnings	$228.2	$7.4	$55.4	$198.9	$259.9	$514.2	$521.6

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Reconciliation for Economic Net Income and Distributable Earnings, cont.
(Unaudited)

	Three Months Ended	Nine Months Ended
	Sep 30, 2017	Sep 30, 2017
	(Dollars in millions, except unit and per unit amounts)
Economic Net Income	$202.7	$902.9
Less: Provision for Income Taxes	10.4	71.2
Economic Net Income, After Taxes	$192.3	$831.7

Economic Net Income, After Taxes per Adjusted Unit(1)	$0.56	$2.46

Distributable Earnings	$259.9	$514.2
Less: Estimated foreign, state, and local taxes	5.4	17.8
Distributable Earnings, After Taxes	$254.5	$496.4

Distributable Earnings to The Carlyle Group L.P.	$74.7	$143.3
Less: Estimated current corporate income taxes and TRA payments	1.4	4.7
Distributable Earnings to The Carlyle Group L.P. net of corporate income taxes	$73.3	$138.6

Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding(2)	$0.75	$1.44

(1) Adjusted Units were determined as follows:

The Carlyle Group L.P. common units outstanding	97,805,907	97,805,907
Carlyle Holdings partnership units not held by The Carlyle Group L.P.	236,610,009	236,610,009
Dilutive effect of unvested deferred restricted common units	7,756,460	7,125,134
Issuable Carlyle Holdings partnership units	597,944	597,944
Total Adjusted Units	342,770,320	342,138,994

(2)
As of September 30, 2017, there were 97,805,907 outstanding common units of The Carlyle Group L.P. In October and November 2017, an additional 498,592 common units were issued in connection with the vesting of deferred restricted common units. For purposes of this calculation, these common units have been added to the common units outstanding as of September 30, 2017 because they will participate in the unitholder distribution that will be paid in November 2017. The resulting total common units outstanding used for this calculation are 98,304,499.

Page | 35

The Carlyle Group L.P.
GAAP Balance Sheet (Unaudited)

	As of September 30, 2017
	Consolidated Operating Entities	Consolidated Funds	Eliminations	Consolidated
	(Dollars in millions)
Assets
Cash and cash equivalents	$1,355.7	$—	$—	$1,355.7
Cash and cash equivalents held at Consolidated Funds	—	195.4	—	195.4
Restricted cash	9.6	—	—	9.6
Corporate Treasury investments	117.4	—	—	117.4
Accrued performance fees	3,498.6	—	—	3,498.6
Investments	1,679.9	—	(199.0)	1,480.9
Investments of Consolidated Funds	—	4,235.8	—	4,235.8
Due from affiliates and other receivables, net	273.3	—	(4.5)	268.8
Due from affiliates and other receivables of Consolidated Funds, net	—	64.3	—	64.3
Fixed assets, net	100.1	—	—	100.1
Deposits and other	58.5	—	—	58.5
Intangible assets, net	38.0	—	—	38.0
Deferred tax assets	263.5	—	—	263.5
Total assets	$7,394.6	$4,495.5	$(203.5)	$11,686.6
Liabilities and partners’ capital
Debt obligations	$1,515.6	$—	$—	$1,515.6
Loans payable of Consolidated Funds	—	3,794.8	—	3,794.8
Accounts payable, accrued expenses and other liabilities	308.9	—	—	308.9
Accrued compensation and benefits	2,175.1	—	—	2,175.1
Due to affiliates	264.1	0.2	—	264.3
Deferred revenue	236.0	—	—	236.0
Deferred tax liabilities	77.1	—	—	77.1
Other liabilities of Consolidated Funds	—	507.4	(32.0)	475.4
Accrued giveback obligations	67.6	—	—	67.6
Total liabilities	4,644.4	4,302.4	(32.0)	8,914.8

Total partners’ capital	2,750.2	193.1	(171.5)	2,771.8
Total liabilities and partners’ capital	$7,394.6	$4,495.5	$(203.5)	$11,686.6

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The Carlyle Group L.P.
Non-GAAP Financial Information and Other Key Terms
Non-GAAP Financial Information
Carlyle discloses in this press release the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America:

•
Economic Net Income or “ENI,” represents segment net income which includes certain tax expense associated with performance fees and excludes the impact of all other income taxes, changes in the tax receivable agreement liability, acquisition-related items including amortization and impairment of acquired intangibles and contingent consideration taking the form of earn-outs, charges associated with equity-based compensation issued in Carlyle’s initial public offering or in acquisitions or strategic investments, corporate actions and infrequently occurring or unusual events. Carlyle believes the inclusion or exclusion of these items provides investors with a meaningful indication of its core operating performance. For segment reporting purposes, revenues and expenses, and accordingly segment net income, are presented on a basis that deconsolidates certain Carlyle funds, related co-investment entities and collateralized loan obligations (“CLOs”) (referred to collectively as the “Consolidated Funds”) that Carlyle consolidates in its consolidated financial statements pursuant to U.S. GAAP. Total Segment ENI equals the aggregate of ENI for all segments. Carlyle believes that reporting ENI is helpful to understanding its business and that investors should review the same supplemental financial measure that management uses to analyze its segment performance.

•
Fee-Related Earnings or “FRE,” is a component of ENI and is used to assess the ability of the business to cover base compensation and operating expenses from fee revenues other than performance fees. FRE differs from income (loss) before provision for income taxes computed in accordance with U.S. GAAP in that it adjusts for the items included in the calculation of ENI and also adjusts ENI to exclude net performance fees, investment income (loss), from investments in Carlyle funds, equity-based compensation and certain general, administrative and other expenses when the timing of any future payment is uncertain. FRE is reported as part of Carlyle’s segment results.

•
Distributable Earnings or “DE,” is FRE plus realized net performance fees and realized investment income (loss), and is used to assess performance and amounts potentially available for distribution from Carlyle Holdings to its unitholders. DE is intended to show the amount of net realized earnings without the effects of Consolidated Funds. DE is evaluated regularly by management in making resource deployment and compensation decisions across our four reportable segments. Management also uses DE in our budgeting, forecasting, and the overall management of our segments. DE is reported as part of Carlyle's segment results.

•
Adjusted EBITDA is a component of ENI and is used to measure Carlyle’s ability to cover recurring operating expenses from cash earnings. Adjusted EBITDA is computed as ENI excluding unrealized performance fees, unrealized performance fee compensation, unrealized investment income, depreciation and amortization expense, interest expense and equity-based compensation.

Income before provision for income taxes is the GAAP financial measure most comparable to ENI, Fee-Related Earnings, Distributable Earnings, and Adjusted EBITDA. Reconciliations of these non-GAAP financial measures to income before provision for income taxes are included within this press release. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with U.S. GAAP.

Page | 37

Other Key Terms
“Assets under management” or “AUM” refers to the assets we manage or advise. Our AUM equals the sum of the following:
(a) the fair value of the capital invested in carry funds, related co-investment vehicles and NGP management fee funds plus the capital that Carlyle is entitled to call from investors in those funds and vehicles (including Carlyle commitments to those funds and vehicles and those of senior Carlyle professionals and employees) pursuant to the terms of their capital commitments to those funds and vehicles;

(b)	the amount of aggregate collateral balance and principal cash at par or aggregate principal amount of the notes of our CLOs and other structured products (inclusive of all positions);

(c)	the net asset value (pre-redemptions and subscriptions) of our long/short credit, emerging markets, multi-product macroeconomic, fund of hedge funds vehicles, mutual fund and other hedge funds; and

(d)	the gross assets (including assets acquired with leverage) of our business development companies.

AUM includes certain energy and renewable resources funds that Carlyle jointly advises with Riverstone Holdings L.L.C. (“Riverstone”) and certain NGP management fee funds and carry funds advised by NGP Energy Capital Management. Carlyle’s calculation of AUM (but not Fee-Earning AUM) includes uncalled commitments to, and the fair value of invested capital in, investment funds from Carlyle and its personnel, regardless of whether such commitments or invested capital are subject to management or performance fees.
“Available capital,” commonly known as “dry powder,” for Carlyle’s carry funds and NGP management fee funds, refers to the amount of capital commitments available to be called for investments. Amounts previously called may be added back to available capital following certain distributions.
“Carlyle funds,” “our funds” and “our investment funds” refer to the investment funds and vehicles advised by Carlyle.
“Carry funds” generally refers to closed-end investment vehicles, in which commitments are drawn down over a specified investment period, and in which the general partner receives a special residual allocation of income from limited partners, which we refer to as carried interest, in the event that specified investment returns are achieved by the fund. Disclosures referring to carry funds will also include the impact of certain commitments which do not earn carried interest, but are either part of, or associated with our carry funds. The rate of carried interest, as well as the share of carried interest allocated to Carlyle, may vary across the carry fund platform. Carry funds generally include the following investment vehicles across our four business segments:

•	Corporate Private Equity (all): Buyout & growth funds advised by Carlyle

•
Real Assets: Real estate, power, infrastructure and energy funds advised by Carlyle, as well as those energy funds advised by NGP Capital Management in which Carlyle is entitled to receive a share of carried interest

•	Global Market Strategies: Distressed credit, corporate mezzanine and energy credit funds, as well as certain closed-end credit funds advised by Carlyle

•
Investment Solutions: Funds and vehicles advised by AlpInvest Partners B.V. (“AlpInvest”) and Metropolitan Real Estate Equity Management, LLC (“Metropolitan), which include fund, secondary and co-investment strategies

Carry funds specifically exclude those funds advised by NGP Capital Management in which Carlyle is not entitled to receive a share of carried interest (or “NGP management fee funds”), collateralized loan obligation vehicles (CLOs), business development companies, and our hedge fund platform.
“Catch-up management fees” refer to those amounts of management fees charged to fund investors in subsequent closings of a fund which apply to the time period between the fee initiation date and the subsequent closing date.
“Distributable Earnings Attributable to Common Unitholders” refers to The Carlyle Group L.P.'s share of Distributable Earnings, After Taxes (other than corporate income taxes attributable to The Carlyle Group L.P.) and

Page | 38

preferred unit distributions, net of corporate income taxes attributable to The Carlyle Group L.P. and amounts payable under the tax receivable agreement.
“Expired available capital” occurs when a fund has passed the investment and follow-on periods and can no longer invest capital into new or existing deals. Any remaining available capital, typically a result of either recycled distributions or specific reserves established for the follow-on period that are not drawn, can only be called for fees and expenses and is therefore removed from the total AUM calculation.
“Fee-earning assets under management” or “Fee-earning AUM” refers to the assets we manage or advise from which we derive recurring fund management fees. Our Fee-earning AUM is generally based on one of the following, once fees have been activated:

(a)
the amount of limited partner capital commitments, generally for carry funds where the original investment period has not expired, for AlpInvest carry funds during the commitment fee period and for Metropolitan carry funds during the weighted-average investment period of the underlying funds (see “Fee-earning AUM based on capital commitments” in the table below for the amount of this component at each period);

(b)
the remaining amount of limited partner invested capital at cost, generally for carry funds and certain co-investment vehicles where the original investment period has expired and Metropolitan carry funds after the expiration of the weighted-average investment period of the underlying funds(see “Fee-earning AUM based on invested capital” in the table below for the amount of this component at each period);

(c)
the amount of aggregate fee-earning collateral balance at par of our collateralized loan obligations (“CLOs”), as defined in the fund indentures (typically exclusive of equities and defaulted positions) as of the quarterly cut-off date for each CLO (see “Fee-earning AUM based on collateral balances, at par” in the table below for the amount of this component at each period);

(d)
the external investor portion of the net asset value of our hedge fund and fund of hedge funds vehicles (pre redemptions and subscriptions), as well as certain carry funds (see “Fee-earning AUM based on net asset value” in the table below for the amount of this component at each period);

(e)
the gross assets (including assets acquired with leverage), excluding cash and cash equivalents of our business development companies and certain carry funds (see “Fee-earning AUM based on lower of cost or fair value and other” in the table below for the amount of this component at each period); and

(f)
the lower of cost or fair value of invested capital, generally for AlpInvest carry funds where the commitment fee period has expired and certain carry funds where the investment period has expired, (see “Fee-earning AUM based on lower of cost or fair value and other” in the table below for the amount of this component at each period).

Fee-Earning AUM includes certain energy and renewable resources carry funds that Carlyle jointly advises with Riverstone and certain NGP management fee funds and carry funds advised by NGP Energy Capital Management. Fee-Earning AUM includes only those assets which earn a material fee.
For most of our carry funds, total AUM includes the fair value of the capital invested, whereas Fee-earning AUM includes the amount of capital commitments or the remaining amount of invested capital, depending on whether the original investment period for the fund has expired. As such, Fee-earning AUM may be greater than total AUM when the aggregate fair value of the remaining investments is less than the cost of those investments.
“NGP management fee funds” refer to those funds advised by NGP Energy Capital Management (together with its affiliates and subsidiaries) from which we only receive management fees.
“Net accrued performance fees” refers to the accrued performance fees that are attributable to Carlyle’s unitholders. This balance is comprised of accrued performance fees less: accrued giveback obligations, accrued performance fee compensation, performance fee-related tax obligations, and accrued performance fees attributable to non-controlling interests. This balance also excludes net accrued performance fees that have been realized but will be collected in subsequent periods.

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“Net performance fees” refers to the performance fees from Carlyle funds and vehicles net of the portion allocated to Carlyle investment professionals (including related tax expense) which is reflected as performance fee related compensation expense.
“Performance fees” consist principally of carried interest from carry funds and incentive fees or allocations from certain Global Market Strategies vehicles. Carlyle is generally entitled to a 20% allocation (or 10% to 20% on certain longer-dated carry funds as well as some external co-investment vehicles, or approximately 2% to 10% in the case of most of the Investment Solutions carry funds and vehicles) of the net realized income or gain as a carried interest after returning the invested capital, the allocation of preferred returns of generally 7% to 9% (or 4% to 7% for certain longer-dated carry funds) and the return of certain fund costs (subject to catch-up provisions as set forth in the fund limited partnership agreement). Carried interest revenue, which is a component of performance fees in Carlyle’s consolidated financial statements, is recognized by Carlyle upon appreciation of the valuation of the applicable funds’ investments above certain return hurdles as set forth in each respective partnership agreement and is based on the amount that would be due to Carlyle pursuant to the fund partnership agreement at each period end as if the funds were liquidated at such date.
“Realized net performance fees” refers to the realized performance fees from Carlyle funds and vehicles net of the portion allocated to Carlyle investment professionals which is reflected as realized performance fee related compensation expense, and any performance fee-related tax obligations.
“VIE” refers to a variable interest entity, as that term is defined in Accounting Standards Codification Topic 810, Consolidation.

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